Exhibit 4.39

BARECON 2017 STANDARD BAREBOAT CHARTER PARTY PART I

1. Place and date 16 March 2026
.
2.      Owners (Cl. 1)
(i)     Name: Salter Shipping, S.A. guaranteed by Yawatahama Kisen Co., Ltd.

(ii)  Place of registered office:
No.20, Federico Boyd Avenue and 51st Street, P.O. Box 4493, Panama 5, Republic of Panama

(iii)   Law of registry: Panama

3.      Charterers (Cl. 1)
(i)  Name: SAINT BARTH SHIPPING COMPANY INC. guaranteed by Performance Shipping Inc.

(ii)  Place of registered office: Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960

(iii)  Law of registry: The Republic of the Marshall Islands

	4. Vessel (Cl. 1 and 3) (i) Name: Hull No. YZJ2024-1624 «P. SAN FRANCISCO » (ii) IMO Number: 1065708 (iii) Flag State: Marshall Islands or Liberia (iv) Type: LR1 Tanker	(v) GT/NT: (vi) Summer DWT: (vii) When/where built: 2027 / Jiangsu New Yangzi Shipbuilding Co., Ltd (viii) Classification Society: IACS classification society in Charterer’s option
	5. Date of last special survey by the Vessel`s Classification Society N/A	6. Validity of class certificate (state number of months to apply) (i) Delivery (Cl. 3): N/A (ii) Redelivery (Cl. 10): minimum 3 months
	7. Latent Defects (state number of months to apply) (Cl. 1,3) N/A	8. Port or place of delivery (Cl. 3) As per MOA Clause 5
	9. Delivery notices (Cl. 4) N/A	10. Time for delivery (Cl. 4) As per MOA Clause 5
11. Cancelling date (Cl. 4,5) 31 October 2027
12.   Port or place of redelivery (Cl.10)
 Worldwide range, safely afloat at an accessible safe berth or anchorage at a safe port or place (excluding war risk areas in accordance with the terms of the Vessel’s insurances), in Charterers’ option.

13. Redelivery notices (Cl. 10) Thirty (30) and twenty (20), fifteen (15), seven (7), and three running days` approximate notices and two (2) running days’ definite notice
14.   Trading limits (Cl. 11)
 World Wide trading within institute Warranty Limits (IWL), provided that, Charterers shall be permitted to trade outside of IWL if they pay any applicable premium and/or expenses. North Korea, Russia and any other states or regions sanctioned by UN, USA, EU, UK or Japan shall be excluded. If Charterers call at a state which results in a breach of sanctions applicable to the Charterers and/or the Vessel then Charterers to undertake to indemnify Owners in accordance with Clause 22 and Clause 51.

STANDARD BAREBOAT CHARTER PARTY PART I
15. Bunker fuels, unused oils and greases (optional, state if (a) (actual net price), or (b) (current net market price) to apply) (Cl. 9) N/A	16. Charter period (Cl. 2) Fixed term of 7 years

17.          Charter hire (state currency and amount) (Cl. 2,10 and 15)
(i) Charter hire:
A: Fixed part: USD 5,451 per day; plus
B: Floating part: (1M CME TERM SOFR + 2.00% Margin) x No of days/360 x Loan Outstanding
Margin as per line 44
Loan Outstanding as per Clause 49

(ii)    Charter hire for optional period: N/A

(iii)   Administration fee: USD500/month payable together with Charter Hire after delivery.

18. Optional period and notice (Cl. 2) (i) State extension period in months: N/A (ii) State when declarable: N/A
19. Rate of interest payable (Cl. 15(g)) 1 month CME TERM SOFR plus 2.00 percentage points per annum
20.   Owners` bank details (state beneficiary and bank account) (Cl. 15)
 The San-in Godo Bank, Ltd. / Hiroshima Branch
 1-22, Takemachi Naka-ku, Hiroshima-shi, Hiroshima  Prefecture, Japan
 SWIFT Code: SGBKJPJT
 Account Number: 1000083
 Account Name: Salter Shipping, S.A.

21.    New class and other regulatory requirements (Cl. 13(b))
(i)     State if 13(b)(i) or (ii) to apply: Clause 13(b)(i) to apply
(ii)    Threshold amount (AMT): N/A
(iii)  Vessel`s expected remaining life in years on the Delivery Date: N/A

22.   Mortgage(s), if any (state if 16(a) or (b) to apply; if 16(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 1, 16)
 First priority ship mortgage in favor of the San-in Godo Bank, Ltd. Japan

23. Insured Total Loss value (Cl. 17) See Clause 46	24. Insuring party (state if Cl. 17(b) (Charterers to insure) or Cl. 17(c) (Owners to insure) to apply) Clause 17(b) And See Clause 46
25. Performance guarantee (state amount and entity) (Cl. 27) (optional) See Clause 43

26.   Dispute Resolution (state 33(a), 33(b), 33(c) or 33(d); if 33(c) is agreed, state Singapore or English law; if 33(d) is agreed, state governing law and place of arbitration) (Cl. 33)
  (a) English law, London arbitration

STANDARD BAREBOAT CHARTER PARTY PART I

27.    Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies and if “yes”, complete details below) (optional)
 No
(i)     Name of Builders:
(ii)    Hull number:
(iii)   Date of newbuilding contract:
(iv)   Liquidated damages for physical defects or deficiencies (state party):
(v)    Liquidated damages for delay in delivery (state party):

28. Purchase Option (indicate with “yes” or “no” whether PART IV applies) (optional) No, see however Clause 45	29. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies and if “yes”, complete details below) (optional) No (i) Underlying Registry: N/A (ii) Bareboat Charter Registry: N/A

30.   Notice to Owners (state full style details for serving notices) (Cl. 34)
  Salter Shipping, S.A.
  c/o Yawatahama Kisen Co., Ltd.
  Salter Shipping, S.A.
  5F Center Point Building 3-3-6, Ichiban-cho, Matsuyama City, Ehime, 790-0001, Japan

  Email:

  Attention: Yukina Yamamoto /
Matthew Yamamasu

31.   Notice to Charterers (state full style details for serving notices) (Cl. 34)
 SAINT BARTH SHIPPING COMPANY INC.
 c/o PERFORMANCE SHIPPING MANAGEMENT INC.
 373 Syngrou Ave. & 2-4 Ymittou str.,
 17564, Palaio Faliro, Athens,
 Greece

     Email:

     Attention: Mr. Andreas Nikolaos Michalopoulos

It is mutually agreed that this Charter Party shall be performed subject to the conditions contained in this Charter Party which shall include PART I, and PART II and Rider Clauses 39-54. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II and Rider Clauses 39-54 to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter Party if expressly agreed and stated in BOX 27, 28 and 29. If PART III and/or PART IV and/or PART V applies, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but nor further.

Salter Shipping, S.A. Signature (Owners) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Director/President	SAINT BARTH SHIPPING COMPANY INC. Signature (Charterers) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director / Attorney-in-fact
Yawatahama Kisen Co., Ltd. Signature (Guarantor) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Representative Director	PERFORMANCE SHIPPING INC. Signature (Guarantor) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director / Chief Executive Officer

PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
0	1.	Definitions
1
2	In this Charter Party:
3
4	“Banking Day” means a day on which banks are open in the places stated in Boxes 30 and 31, New York,
5	Tokyo, London, Shanghai and Athens.
6
7	“Builder” means Jiangsu New Yangzi Shipbuilding Co., Ltd., a corporation organized and existing under the
8	laws of the People’s Republic of China, having its registered office at Jingjiang Park of Jiangyin Economic
9	Development Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China.
10
11	"Building Contract" means the ship building contract dated 30th April 2024 made between the Construction
12	Seller and the Sellers as buyer.
13
14	“Charterers” means the party identified in Box 3.
15
16	"Charterers’ Event of Default" has the meaning given to it in Clause 31(a) and a Charterers’ Event of Default
17	is "continuing" if such Charterers’ Event of Default has not been remedied by the Charterers or waived by the
18	Owners.
19
20	“Compulsory Acquisition” has the meaning given to it in Clause 30(b).
21
22	“Construction Seller” means together (i) the Builder (ii) Jiangsu Yangzijiang Shipbuilding Group Co., Ltd., a
23	corporation organized and existing under the Laws of the People’s Republic of China, having its registered
24	office at No.1 Lianyi Road, Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu
25	Province, the People’s Republic of China (hereinafter called “JYS”), and (iii) Jiangsu Yangzi Xinfu
26	Shipbuilding Co., Ltd., a corporation organized and existing under the Laws of the People’s Republic of China,
27	having its registered office at Hongqiao Industrial Park, Taixing City, Jiangsu Province, , the People’s Republic
28	of China.
29
30	“Crew” means the Master, officers and ratings and any other personnel employed on board the Vessel.
31
32	“Delivery Date" means the date of delivery of the Vessel by the Owners to the Charterers under this Charter
33	Party.
34
35	“Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as
36	identified in Box 22.
37
38	“Fixed Hire” means the fixed part of the Charter Hire identified in Box 17(i)(A).
39
40	“Flag State” means the flag state in Box 4 or such other flag state to which the Charterers may have re-
41	registered the Vessel with the Owners’ consent during the Charter Period.
42
43	“Guarantees” has the meaning ascribed to it in Clause 43
44
45	~~“Latent Defect” means a defect which could not be discovered on such an examination as a reasonably~~
46	~~careful skilled person would make.~~
47
48	“Margin” means 2.00% per annum.
49
50	“MOA” means the Memorandum of Agreement entered into between the Owners (as buyers) and the
51	Charterers (as sellers) dated __ March 2026.
52
53	“Mortgagee” means The San-in Godo Bank, Ltd.

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
54
55	"Outstanding Principal" means at any relevant time the aggregate of the amount of $37,800,000 less the
56	aggregate Fixed Hire which has at any relevant time been received by the Owners in accordance with this
57	Charter Party.
58
59	“Owners” means the party identified in Box 2.
60
61	“Parties” means the Owners and the Charterers and “Party” each one of them.
62
63	“Permitted Liens” means:
64
65	(i) any liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and
66	management practice and not being enforced through arrest; or
67
68	(ii) general average and salvage not being enforced through arrest; or
69
70	(iii) liens in favour of suppliers, necessaries and other similar liens arising by operation of law or in the ordinary
71	course of trading, operation, repair or maintenance of the Vessel, such liens not being enforced through
72	arrest and not as a result of failure of payment by the Charterers, their agents or any sub-charterers of
73	the Vessel; or
74
75	(iv) any security interest created by any security documents granted by the Charterers in relation to the
76	Vessel; or
77
78	(v) any liens created by or on the instructions or with the prior consent of the Owners.
79
80	“Purchase Option” has the meaning ascribed to it in Clause 45
81
82
83
84	“QEL” has the meaning ascribed to it in Clause 43
85
86	“Total Loss” means an actual, constructive, compromised, agreed or arranged total loss of the Vessel under
87	the insurances.
88
89	“Variable Hire” means the floating part of the Charter Hire identified in Box 17(i)(B).
90
91	“Vessel” means the vessel described in Box 4 including its equipment, machinery, boilers, fixtures and fittings.
92
93	2.	Charter Period
94
95	The Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in
96	Box 16 (“Charter Period”). The Charter Period shall commence simultaneously with delivery of the Vessel by
97	the Charterers as sellers to the Owners as buyers under the MOA and subject to the terms and conditions of
98	this Charter Party shall end on the date falling seven (7) years from the Delivery Date.
99
100	~~The Charterers shall have the option to extend the Charter Period by the period stated in Box 18(i) at the rate~~
101	~~stated in Box 17(ii), which option shall be exercised by written notice to the Owners latest as stated in Box~~
102	~~18(ii).~~
103
104	Subject to the terms and conditions herein provided, during the Charter Period the Vessel shall be in the full
105	possession and at the absolute disposal for all purposes of the Charterers and under their complete control
106	in every respect.
107

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108	3.	Delivery See Clause 39, 40 and 41
109
110
111	~~(not applicable when Part III applies, as stated in Box 27).~~
112
113	~~(a)~~ 	~~The Owners shall deliver the Vessel in a seaworthy condition and in every respect ready for service under~~
114	~~this Charter Party and in accordance with the particulars stated in Boxes 4 to 6.~~
115
116	~~If the Charterers have inspected the Vessel prior to delivery, the Vessel shall be delivered by the Owners in~~
117	~~the same condition as at the time of inspection, fair wear and tear excepted.~~
118
119	The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place stated in
120	Box 8 ~~at such readily accessible safe berth or mooring as the Charterers may direct.~~
121
122	~~(b)~~ 	~~The Vessel shall be properly documented on delivery in accordance with the laws and regulations of the Flag~~
123	~~State and the requirements of the Classification Society stated in Box 4. The Vessel upon delivery shall have~~
124	~~her survey cycles up to date and class certificates valid and unextended for at least the number of months~~
125	~~stated in Box 6(i) free of any conditions or recommendations. If Box 6(i) is not filled in, then six (6) months~~
126	~~shall apply.~~
127
128	(c)	Without prejudice to the Charterers’ rights with respect to any breach by the Owners of (i) this Charter Party
129	or (ii) any laws and/or sanctions, the delivery of the Vessel by the Owners and the taking over of the Vessel
130	by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this
131	Clause, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on
132	account of any conditions, representations or warranties expressed or implied with respect to the Vessel ~~but~~
133	~~the Owners shall be liable for the cost of but not the time for repairs or renewals arising out of Latent Defects~~
134	~~in the Vessel existing at the time of delivery under this Charter Party, provided such Latent Defects manifest~~
135	~~themselves within the number of months after delivery stated in Box 7. If Box 7 is not filled in, then twelve (12)~~
136	~~months shall apply~~.
137
138	4.	Time for Delivery See Clause 39
139
140	~~(not applicable when Part III applies, as stated in Box 27)~~
141
142	~~The Vessel shall not be delivered before the date stated in Box 10 without the Charterers’ consent and the~~
143	~~Owners shall exercise due diligence to deliver the Vessel not later than the date stated in Box 11.~~
144
145	~~The Owners shall keep the Charterers informed of the Vessel’s itinerary for voyage leading up to delivery~~
146	~~and shall serve the Charterers with the number of days approximate/definite notices of the Vessel’s delivery~~
147	~~stated in Box 9. Following the tender of any such notices the Owners shall give or allow to be given to the~~
148	~~Vessel only such further employment orders as are reasonably expected when given to allow delivery to~~
149	~~occur by the date notified.~~
150
151	5.	Cancelling See Clause 39
152
153	~~(not applicable when Part III applies, as stated in Box 27)~~
154
155	~~(a)~~ 	~~Should the Vessel not be delivered by the cancelling date stated in Box 11, the Charterers shall have the~~
156	~~option of cancelling this Charter Party.~~
157
158	~~(b)~~ 	~~If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are~~
159	~~in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof~~
160	~~to the Charterers asking whether they will exercise their option of cancelling, and the option must then be~~
161	~~declared within three (3) Banking Days of the receipt by the Charterers of such notice. If the Charterers do~~

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
162	~~not then exercise their option of cancelling, the readiness date stated in the Owners’ notice shall be substituted~~
163	~~for the cancelling date stated in Box 11 for the purpose of this Clause 5 (Cancelling).~~
164
165	~~(c)~~ 	~~Cancellation under this Clause 5 (Cancelling) shall be without prejudice to any claim the Charterers may~~
166	~~otherwise have against the Owners under this Charter Party.~~
167
168	6.	Familiarisation
169
170	~~(a)~~ 	~~The Charterers shall have the right to place a maximum of two (2) representatives on board the Vessel at~~
171	~~their sole risk and expense for a reasonable period prior to the delivery of the Vessel.~~
172
173	~~The Charterers and the Charterers’ representatives shall sign the Owners’ usual letter of indemnity prior to~~
174	~~embarkation.~~
175
176	(b)	The Owners shall have the right to place a maximum of two (2) representatives on board the Vessel at their
177	sole risk and expense ~~for a reasonable period~~ at a convenient port for a maximum of (60) days prior to
178	expected date of redelivery of the Vessel subject to not causing any disruption to the Vessel’s itinerary or
179	operations.
180
181	The Owners and the Owners’ representatives shall sign the Charterers’ usual letter of indemnity prior to
182	embarkation.
183
184	(c)	Such representatives shall be on board for the purpose of familiarisation and in the capacity of observers only,
185	and they shall not interfere in any respect with the operation of the Vessel and follow the Master’s instructions.
186	The Owners representatives while onboard shall be allowed use of the Vessel’s communication systems while
187	on board but such use shall never interfere with the Vessel’s operation. Charterer shall cooperate with Owners
188	representatives reasonable comments, requests and questions which they may have for familiarisation
189	purpose. Costs for communication to be settled by Owners upon redelivery. This clause shall not apply if the
190	Charterers exercise their Purchase Option as set out in Clause 45.
191
192	7.	Surveys on Delivery and Redelivery See Clause 42
193
194	~~(a)~~	~~The Owners and Charterers shall each appoint and pay for their respective surveyors for the purpose of~~
195	~~determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder.~~
196	~~The Owners shall bear all the Vessel’s expenses related to the on-hire survey including loss of time, if any.~~
197	~~The Charterers shall bear all the Vessel’s expenses related to the off-hire survey including loss of time, if any.~~
198
199	~~(b)~~	~~Divers inspection on delivery/re-delivery~~
200
201	~~The Charterers shall have the option at delivery and the Owners shall have the option at redelivery, at their~~
202	~~respective time, cost and expense, to arrange for an underwater inspection by a diver approved by the~~
203	~~Classification Society, in the presence of a Classification Society surveyor, to determine the condition of the~~
204	~~rudder, propeller, bottom and other underwater parts of the Vessel.~~ Not earlier than 45 days or later than 30
205	days or if not possible then as soon as the Vessel becomes available before re-delivery of the Vessel, the
206	Owners and the Charterers shall jointly agree upon the appointment of a surveyor for the purpose of
207	determining the condition of the Vessel at the time of re-delivery hereunder. The surveyor, whose decision
208	shall be final and binding on both parties, shall report in writing, specifying all items, if any, which have not
209	been properly maintained in accordance with the terms and conditions of the Charter and the work required
210	to correct such deficiencies. The costs of such a surveyor shall be equally shared between the parties. In the
211	event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two
212	surveyors so appointed shall conduct a joint survey of the Vessel. In such an event each party shall pay their
213	own appointed surveyor’s costs. The survey shall be carried out at the point of re-delivery and in Charterers
214	time. Any works required as a result of such survey shall be carried out by Charterers prior to their re-delivery
215	of the Vessel. Charterers shall have the option to pay a compensation based on the surveyors’ assessment

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
216	to the Owners for any works required instead of performing the required works before redelivery (unless the
217	required works are class affecting). In the event that two surveyors so appointed disagree, the matter shall
218	be referred to arbitration in accordance with Clause 33. This clause shall not apply if the Charterers exercise
219	their Purchase Option as set out in Clause 45.
220
221	~~8.~~ 	~~Inventories~~
222
223	~~A complete inventory of the Vessel’s equipment, outfit, spare parts and consumable stores on board the~~
224	~~Vessel shall be made by the parties on delivery and redelivery of the Vessel.~~
225
226	9.	Bunker fuels, oils and greases
227
228	On redelivery, Owners to pay for all bunkers, fuels and unused lubrication and hydraulic oils and greases in
229	storage tanks and unopened drums in accordance with, either:
230
231	(a) Charterers’ last invoice price paid (not to be older than 6 months); or otherwise
232
233	(b) if such invoices are not available on account of the Vessel being employed on sub time charter, the sub-
234	time charter prices; or otherwise
235
236	(c) the current market price prevailing at the port of redelivery (or, if unavailable, at the nearest bunkering
237	port).
238
239	~~The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay~~
240	~~for all bunker fuels and unused lubricating and hydraulic oils and greases in storage tanks and unopened~~
241	~~drums at:~~
242
243	~~(a)*~~ 	~~The actual price paid (excluding barging expenses) as evidenced by invoices or vouchers.~~
244
245	~~(b)*~~ 	~~The current market price (excluding barging expenses) at the port and date of delivery/redelivery of the Vessel~~
246	~~or, if unavailable, at the nearest bunkering port.~~
247
248	~~*Subclauses(a)and(b)are alternatives; state alternative agreed in Box 15. If Box 15 is not filled in, then~~
249	~~subclause(a)shall apply.~~
250
251	10.	Redelivery
252
253	At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers and taken over by
254	the Owners at the port or place stated in Box 12 ~~at such readily accessible safe berth or mooring as the~~
255	~~Owners Charterers may direct (acting reasonably)~~.
256
257	The Charterers shall keep the Owners informed of the Vessel’s itinerary for the voyage leading up to
258	redelivery and shall serve the Owners with the number of days approximate/definite notices of the Vessel’s
259	redelivery stated in Box 13.
260
261	The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding
262	ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the
263	Vessel within the Charter Period and in accordance with the notices given. Notwithstanding the above, should
264	the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily
265	equivalent to the rate of hire stated in Box 17(i) applicable at the time ~~plus ten (10) per cent~~ or the market
266	rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. Such payment
267	of enhanced hire rate shall be without prejudice to any claims the Owners may have against the Charterers
268	in this respect.
269	All other terms, conditions and provisions of this Charter Party shall continue to apply.

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270
271	Subject to the provisions of Clause 13 (Maintenance and Operation), the Vessel shall be redelivered to the
272	Owners in the same condition and class as that in which it was delivered, fair wear and tear not affecting
273	class excepted.
274
275	The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid and
276	unextended for at least the number of months agreed in Box 6(ii) free of any conditions or recommendations
277	by the Classification Society or the relevant authorities at the time of redelivery. ~~If Box 6(1) is not filled in,~~
278	~~then six (6) months shall apply.~~
279
280	All plans, drawings and manuals (excluding ISM/ISPS manuals) and maintenance records shall remain on
281	board and accessible to the Owners upon redelivery. Any other technical documentation regarding the Vessel
282	which may be in the Charterers’ possession shall promptly after redelivery be forwarded to the Owners at
283	their expense, if they so request. The Charterers may keep the Vessel’s log books but the Owners shall have
284	the right to make copies of the same.
285
286	This clause shall not apply if the Charterers exercise their Purchase Option in Clause 45 of this Charter Party
287	in which event a Protocol of Delivery and Acceptance will be signed.
288
289	11.	Trading Restrictions
290
291	The Vessel shall be employed in lawful trades for the carriage of lawful merchandise within the trading limits
292	stated in Box 14.
293
294	The Charterers undertake not to employ the Vessel or allow the Vessel to be employed otherwise than in
295	conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
296	without first obtaining the consent of the insurers to such employment and complying with such requirements
297	as to additional premium or otherwise as the insurers may require. In case insurers’ consent is required,
298	Charterers will notify the Owners in writing, which notification may be by way of copying in the Owners in the
299	Charterers’ relevant notice to the insurers prior to the intended entry into such area, and, upon reasonable
300	request by the Owners, furnishing the Owners with the proof of extension of the insurance coverages
301	practically obtainable within a reasonable period from such request.
302
303	The Charterers will not do or permit to be done anything which might cause any breach or infringement of
304	the laws and regulations of the Flag State, or of the places where the Vessel trades.
305
306	Notwithstanding any other provisions contained in this Charter Party it is agreed that nuclear fuels or
307	radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under
308	this Charter Party. This exclusion does not apply to radio-isotopes used or intended to be used for any
309	Industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has
310	been obtained to loading thereof.
311
312	12.	Contracts of Carriage
313
314	(a) The Charterers ~~are~~ shall use reasonable commercial efforts to procure that all documents issued during
315	the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain
316	a paramount clause which shall incorporate the Hague or Hague-Visby Rules unless any other legislation
317	relating to carrier’s liability for cargo is compulsorily applicable in the trade. The documents shall also
318	contain the New Jason Clause and the Both-to-Blame Collision Clause.
319
320	~~(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage~~
321	~~of passengers and their luggage under this Charter Party shall contain a paramount clause which shall~~
322	~~incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by sea, 1974,~~
323	~~and any protocol thereto, unless any other legislation relating to carrier’s liability for passengers and their~~

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324	~~luggage is compulsorily applicable in the trade.~~
325
326	13.	Maintenance and Operation
327
328	(a)	Maintenance
329
330	During the Charter Period the Vessel shall be in full possession and at absolute disposal for all purposes of
331	the Charterers and under their complete control in every respect. The Charterers shall properly maintain the
332	Vessel in a good state of repair, in efficient operating condition and in accordance with good commercial
333	maintenance practice and, at their own expense, maintain the Vessel’s Class with the Classification Society
334	stated in Box 4 and all necessary certificates. The Charterers shall have the option to change the Vessel’s
335	Classification Society to any IACS classification society but time and cost to be for Charterers’ account.
336
337	(b)	New Class and Other Regulatory Requirements
338
339	(i)* ~~In the event of any structural changes or new equipment becoming necessary for the continued~~
340	~~operation of the Vessel by reason of new class requirements or by compulsory legislation (“Required~~
341	~~Modification”), all such costs shall be for the Charterers’ account.~~
342	In the event of any improvement deemed necessary by the Charterers in connection with the operation
343	of the Vessel, or structural changes or new equipment being necessary for the continued operation of
344	the Vessel by reason of new class requirements or by compulsory legislation, the cost of compliance
345	shall be for the Charterers’ account. Notwithstanding the foregoing, Charterers are allowed to make
346	improvements to the Vessel provided cost of the same to be for Charterers account.
347
348	~~(ii)* In the event of any structural changes or new equipment becoming necessary for the continued~~
349	~~operation of the Vessel by reason of a Required Modification, the costs shall be apportioned as follows:~~
350
351	~~(1) if the costs of the Required Modification are less than the amount stated in Box 21(ii), such~~
352	~~costs shall be for the Charterers’ account;~~
353
354	~~(2) if the costs of the Required Modification are greater than the amount stated in Box 21(ii), the~~
355	~~Charterers’ portion of costs shall be apportioned using the formula below; all costs other than~~
356	~~the Charterers’ portion of costs shall be for the Owners’ account.~~
357
358	~~AMT=agreed amount stated in Box 21(ii)~~
359
360	~~CRM=cost of Required Modification~~
361
362	~~MEL=modification’s expected life in years~~
363
364	~~VEL=the Vessel’s expected remaining life in years stated in Box 21(iii)~~
365
366	~~RPY=remaining charter period in years~~
367
368	~~(i) If the Required Modification is expected to last for the remaining life of the Vessel, then:~~
369
370	~~Charterers’ portion of costs = CRM/VEL x RPY~~
371
372	~~(ii) If the Required Modification is not expected to last for the remaining life of the Vessel, then:~~
373
374	~~Charterers’ portion of costs = CRM/MEL x RPY~~
375
376	~~*Subclauses 13(b)(i) and 13(b)(ii) are alternatives, state alternative agreed in Box 21(i). If Box 21(i) is not~~
377	~~filled in, then subclause 13(b)(i) shall apply.~~

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378
379	(c)	Financial Security
380
381	The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required
382	by any government, including federal, state or municipal or other division or authority thereof, to enable the
383	Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous
384	waters of any country, state or municipality in performance of this Charter Party without any delay. This
385	obligation shall apply whether or not such requirements have been lawfully imposed by such government or
386	division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise
387	as may be reasonably necessary to satisfy such requirements at the Charterers’ sole expense and the
388	Charterers shall indemnify the Owners against all direct consequences whatsoever (including loss of time)
389	for any failure or inability to do so.
390
391	(d)	Operation of the Vessel
392
393	The Charterers shall at their own expense crew, victual, navigate, operate, supply, fuel, maintain and repair
394	the Vessel during the Charter Period and they shall be responsible for all costs and expenses whatsoever
395	relating to their use and operation of the Vessel, including any taxes and fees. The Crew shall be the servants
396	of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
397
398	(e)	Information to Owners
399
400	The Charterers shall keep the Owners advised of the ~~intended~~ employment, planned dry-docking and major
401	repairs of the Vessel, as reasonably required by the Owners.
402
403	(f)	Flag and Name of Vessel
404
405	The Owners have no right to change the name or flag of the Vessel during the Charter Period. During the
406	Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display
407	their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’
408	prior written consent, which shall not be unreasonably withheld or delayed, to change the flag and/or the name
409	of the Vessel during the Charter Period by providing 30 days prior notice to the Owners and such expense
410	shall be for Charterer’s account. In case Charterers do not exercise their Purchase Option as set out in Clause
411	45, painting and re-painting, instalment and re-instalment, registration and re-registration at re-delivery, if
412	required by the Owners, shall be at the Charterers’ expense and time. Any annual tonnage tax plus Agency
413	fee and tonnage tax arising as a result of a flag change undertaken by the Charterers shall be for the account
414	of the Charterers during the Charter period. Change of flag (including Bareboat flag registration) during charter
415	period to be accepted/agreed by Owners and Charterers which to be Charterers’ Account (which agreement
416	not to be unreasonably withheld or delayed).
417	Any cost and fee for initial registration of title to the Vessel and legal documentation cost for documenting the
418	lease and security to be Charterers’ account; however such cost not to exceed USD15,000.
419
420	(g)	Changes to the Vessel
421
422	~~Subject to subclause 13(b) (New Class and Other Regulatory Requirements), the Charterers shall make no~~
423	~~structural or substantial changes to the Vessel without the Owners’ prior written approval. If the Owners agree~~
424	~~to such changes, the Charterers shall, if the Owners so require, restore the Vessel, prior to redelivery of the~~
425	~~Vessel, to its former condition.~~
426
427	Subclause 13(b) notwithstanding, Charterers are permitted to make improvements to the Vessel provided
428	cost of same to be for Charterers’ account.
429
430	Charterers to inform to the Owners any changes or improvement occurred and to provide any documents or
431	certificate for such changes or improvement.

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
432
433	(h)	Use of the Vessel’s Outfit and Equipment
434
435	The Charterers shall have the use of all outfit, equipment and spare parts on board the Vessel at the time of
436	delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in
437	the same good order and condition as on delivery ~~as per the inventory (see Clause 8 (inventories))~~, ordinary
438	wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such
439	equipment that ~~become~~ becomes unfit for use. The Charterers shall procure that all repairs to or replacement
440	of any damaged, worn or lost parts or equipment will be effected in such manner (both as regards
441	workmanship and quality of materials, including spare parts) as not to materially diminish the value of the
442	Vessel.
443
444	The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall
445	remove such equipment at the end of the Charter Period if requested by the Owners (acting reasonably). Any
446	hired equipment on board the Vessel at the time of delivery shall be kept and maintained by the Charterers.
447	~~and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in~~
448	~~connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also~~
449	~~for any new hired equipment required in order to comply with any regulations.~~
450
451	(i)	Periodical Dry-Docking
452
453	The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may
454	be necessary, but not less than once every sixty (60) calendar months or such other period as may be required
455	by the Classification Society or Flag State.
456
457	14.	Inspection during the Charter Period
458
459	Not more than once in each calendar year during the Charter Period, the Owners shall have the right ~~at any~~
460	~~time~~ after giving reasonable notice to the Charterers (provided that such inspection shall not delay or interfere
461	with the Vessel's operation and/or trading and/or loading or unloading) to inspect the Vessel or instruct a duly
462	authorised surveyor to carry out such inspection on their behalf to ascertain its condition and satisfy
463	themselves that the Vessel is being properly repaired and maintained or for any other reasonable commercial
464	reason they consider necessary (provided it does not unduly interfere with the commercial operation of the
465	Vessel). The Owners’ representative and the surveyor shall sign the Charterers usual letter of indemnity prior
466	to embarkation
467
468	The fees for such inspections shall be paid for by the Owners. All time used in respect of inspection shall be
469	for the Charterers’ account and form part of the Charter Period.
470
471	The Charterers shall also permit the Owners to inspect the Vessel’s class records, log books, certificates,
472	maintenance and other records ~~whenever requested and shall whenever required by the Owners~~ when
473	reasonably required upon the Owners’ request and shall furnish ~~them~~ the Owners with full information
474	regarding any casualties or other accidents or damage to the Vessel as may be requested by the Owners.
475
476	15.	Hire
477
478	(a)	The Charterers shall pay hire and administration fee due to the Owners punctually in accordance with the
479	terms of this Charter Party.
480
481	(b)	The Charterers shall pay to the Owners for the hire and the administration fee of the Vessel ~~a lump sum in~~
482	~~the amount~~ the rate stated in Box 17(i) and (iii) which shall be payable not later than monthly ~~every thirty (30)~~
483	~~running days~~ in advance, the first lump sum being payable on the Delivery Date and ~~hour of the Vessel’s~~
484	~~delivery to the Charterers~~ subsequent sums falling due at consecutive monthly periods on the corresponding
485	calendar day thereafter (each such day the “Hire Payment Date”). Hire shall be paid continuously throughout

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
486	the Charter Period, subject to the terms of this Charter Party. Each payment of Fixed Hire shall be deemed to
487	have been applied on receipt by the Owners towards reducing the Outstanding Principal.
488
489	(c)	Payment of hire and the administration fee shall be made to the Owners’ bank account stated in Box 20.
490
491	(d)	All payments of ~~Charter~~ hire, the administration fee and any other payments due under this Charter shall be
492	made without any set-off whatsoever and free and clear of any withholding or deduction for, or on account of,
493	any present or future income, freight, stamp or other taxes, levies, imposts, duties, fees, charges, restrictions
494	or conditions of any nature unless required by law. If the Charterers are required by any authority in any
495	country to make any withholding or deduction from any such payment, the sum due from the Charterers in
496	respect of such payment will be increased to the extent necessary to ensure that, after the making of such
497	withholding or deduction the Owners receive a net sum equal to the amount which it would have received had
498	no such deduction or withholding been required to be made. If tax regulations change during the Charter
499	Period, the Owners shall notify the Charterers as soon as they become aware and will provide reasonable
500	co-operation in order to avoid any additional expenses to Charterers. However, where there is a failure to
501	make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers
502	or their bank, the Owners shall give written notice to the Charterers to rectify the failure, and when so rectified
503	within five (5) Banking Days following the Owners’ notice, the payment shall stand as regular and punctual.
504	Failure by the Charterers to pay hire and the administration fee within five (5) Banking Days of their receiving
505	the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the
506	Charterers and terminate the Charter without further notice.
507
508	(e)	If the Charterers fail to make punctual payment of hire and/or the administration fee due, the Owners shall
509	give the Charterers ~~three~~five (~~3~~5) Banking Days written notice to rectify the failure, and when so rectified
510	within those ~~three~~five (~~3~~5) Banking Days following the Owners’ notice, the payment shall stand as punctual.
511
512	Failure by the Charterers to pay hire and/or the administration fee due in full within ~~three~~five (~~3~~5) Banking
513	Days of their receiving a written notice from Owners shall entitle the Owners, without prejudice to any other
514	rights or claims the Owners may have against the Charterers, to terminate this Charter Party at any time
515	thereafter, as long as hire remains outstanding.
516
517	(f)	If the Owners choose not to exercise any of the rights afforded to them by this Clause in respect of any
518	particular late payment of hire and/or the administration fee, or a series of late payments of hire and/or
519	administration fess, under the Charter Party, this shall not be construed as a waiver of their right to terminate
520	the Charter Party.
521
522	(g)	Any delay in payment of hire and/or the administration fee shall entitle the Owners to interest at the rate per
523	annum as agreed in Box 19. ~~If Box 19 has not been filled in, the one month Interbank offered rate in London~~
524	~~(LIBOR or its successor) for the currency state in Box 17, as quoted on the date when the hire fell due,~~
525	~~increased by three (3) per cent, shall apply.~~
526
527	(h)	Payment of interest due under Subclause 15(g) shall be made within seven (7) running days of the date of
528	the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next
529	Hire Payment Date.
530
531	(i)	Final payment of hire, if for a period of less than ~~thirty (30) running days~~ one calendar month, shall be
532	calculated proportionally according to the number of days and hours remaining before redelivery to the
533	Owners or delivery by the Owners to the Charters should Charterers exercise the Purchase Option and
534	advance payment to be effected accordingly.
535
536	(j)	Any moneys required under this Agreement to be paid by the Charterers to the Owners or any of them shall
537	be validly paid, if paid to the Owners’ bank account stated in Box 20, and by such payment to the Owners’
538	bank account stated in Box 20 any payor shall be validly released from its obligation to make such payment.
539

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
540	16.	Mortgage
541
542	(only to apply if Box 22 has been appropriately filled in)
543
544	~~(a)*~~ 	~~The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect~~
545	~~any mortgage(s) without the prior consent of the charterers, which shall not be unreasonably withheld.~~
546
547	(b)*	Subject to the provisions of any quiet enjoyment letter (including, for the avoidance of doubt, the QEL), the
548	Vessel chartered under this Charter Party is financed by a mortgage according to the Financial Instrument.
549	The Charterers undertake upon the written request of the Owners to ~~comply, and~~ provide such customary
550	information and documents relating to the Vessel and/or the Charterers as may be reasonably required to
551	enable the Owners to comply with all such instructions or directions in regard to the employment, insurances,
552	operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument (which Owners
553	warrant are always in conformity with, and shall not impose any additional obligations on Charterers, with
554	regards to employment, insurance, operation, repairs and maintenance provisions of this Charter Party) or
555	as may be directed from time to time during the currency of the Charter Party by the mortgagee(s) in
556	conformity with the Financial Instrument, including the display or posting of such notices as the Mortgagees
557	may require. ~~The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant~~
558	~~terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any~~
559	~~form that may be required by the mortgagee(s).~~ The Financial Instrument shall secure an amount equal to
560	the higher of (i) the Outstanding Principal that remains unpaid when due, and (ii) the Purchase Option Price
561	as calculated pro rata per diem basis in accordance with Clause 45, and shall be enforceable by the
562	Mortgagee only if there has occurred and is continuing a Charterers’ Event of Default under this Charter Party.
563	The Owners warrant that they have not effected any mortgage(s) other than stated in Box 22 and that they
564	shall not agree to any amendment of the mortgage(s) referred to in Box 22 or effect any other mortgage(s)
565	without the prior consent of the Charterers, which shall not be unreasonably withheld.
566
567	*(Optional, Subclauses 16(a) and 16(b) are alternatives; indicate alternative agreed in Box 22)
568
569	17.	Insurance See also Clause 46
570
571
572	(a)	General
573	~~(i) The value of the Vessel for hull and machinery (including increased value) and war risks insurance is the~~
574	~~sum stated in Box 23, or such other sum as the parties may from time to time agree in writing. The party~~
575	~~insuring the Vessel shall do so on such terms and conditions and with such insurers as the other party shall~~
576	~~approve in writing, which approve shall not be unreasonably withheld, and shall name the other party as co-~~
577	~~assured.~~
578
579	(ii) [Notwithstanding that the ~~p~~Parties are co-assured], these insurance provisions shall neither exclude nor
580	discharge liability between the Owners and the Charterers under this Charter Party, but are intended to secure

581	payment of the loss insurance proceeds as a first resort to make good the Owners’ loss. If such payment is
582	made to the Owners it shall be treated as satisfaction (but not exclusion or discharge) of the Charterers’
583	liability towards the Owners. For the avoidance of doubt, such payment is no bar to a claim by the Owners
584	and/or their insurers against the Charterers to seek indemnity by way of subrogation.
585

586	(iii) Nothing herein shall prejudice any right of recovery of the Owners or the Charterers (or their insurers)
587	against third parties.
588
589	(b)*	Charterers to Insure
590

591	(i) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull
592	and machinery, war, and protection and indemnity risks (and any risks against which it is compulsory to insure
593	for the operation of the Vessel, including maintaining financial security in accordance with subclause 13(c)

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
594	(Financial Security)).
595

596	(ii) Such insurances shall be arranged by the Charterers to protect the interests of the Owners and the
597	Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such
598	insurances the interests of any ~~managers~~ manager they may appoint.
599
600	(iii) The Charterers shall upon the written request of the Owners, provide information and ~~promptly~~ execute
601	such customary documents as may be reasonably required to enable the Owners to comply with the insurance
602	provisions of the Financial Instrument, provided that such documents are not prejudicial to the Charterers’
603	interests.
604
605	~~(c)*~~ 	~~Owners to Insure~~
606
607	~~(i) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
608	~~machinery and war risks. The Charterers shall progress claims for recovery against any third parties for the~~
609	~~benefit of the Owners’ and the Charterers’ respective interests.~~
610
611	~~(ii) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against~~
612	~~Protection and Indemnity risk (and any risks against which it is compulsory to insure for the operation of the~~
613	~~Vessel, including maintaining financial security in accordance with subclause 13(c) (Financial Security)).~~
614
615	~~(iii) In the event that any act or negligence of the Charterers prejudices any of the insurances herein provided,~~
616	~~the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands~~
617	~~which would otherwise have been covered by such insurances.~~
618
619	~~*Subclauses 17(b) and 17(c) are alternatives, state alternative agreed in Box 24. If Box 24 is not filled in, then~~
620	~~subclause 17(b) (Charterers to Insure) shall apply.~~
621
622	~~18.~~ 	~~Repairs~~
623
624	~~(a)~~ 	~~Subject to the provisions of any Financial Instrument, and the approval of the Owners, the Charterers shall~~
625	~~effect all insured repairs, and undertake settlement of all miscellaneous expenses in connection with such~~
626	~~repairs as well as all insured charges, expenses and liabilities.~~
627
628	~~To the extent of coverage under the insurances provided for under the provisions of subclause 17(c) (Owners~~
629	~~to Insure), the Charterers shall be reimbursed under the Owners’ insurances for such expenditures upon~~
630	~~presentation of accounts.~~
631
632	~~(b)~~ 	~~The Charterers shall remain responsible for and effect repairs and settlement of costs and expenses incurred~~
633	~~thereby in respect of repairs not covered by the insurances and/o not exceeding any deductibles provided for~~
634	~~in the insurances.~~
635
636	~~(c)~~ 	~~All time used for repairs under the provisions of subclauses 18(a) and 18(b) and for repairs of Latent Defects~~
637	~~according to Clause 3 (Delivery) above, including any deviation, shall be for the Charterer’s account and shall~~
638	~~form part of the Charter Period.~~
639
640	19.	Total loss
641
642	(a)	The Charterers shall be liable to the Owners by way of damages if the Vessel becomes a Total Loss. ~~Subject~~
643	~~to the provisions of any Financial Instrument,~~ if the Vessel becomes a Total Loss, all insurance payments for
644	such loss shall be paid in accordance with Clause 47 to the Owners (or the Mortgagees as assignees thereof)
645	who shall distribute the monies between the Owners (or the Mortgagees as assignees thereof) and the
646	Charterers in accordance with Clause 47~~according to their respective interests,~~ which (distribution) shall
647	satisfy and discharge the Charterers’ liability to the Owners under the terms hereof. The Charterers undertake

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
648	to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is
649	likely to become a Total Loss.
650
651	(b)	Notwithstanding any other clause herein, it is recognised that the Charterers have a continuing obligation to
652	protect and preserve the Vessel as an asset of the Owners. The Charterers shall have a continuing duty after
653	the termination of the Charter Party to preserve and present claims on behalf of Owners and Charterers and/or
654	any subrogated insurers against any third party held responsible for the Total Loss during the Charter Period
655	and account for any recovery achieved.
656
657	(c)	The Owners or the Charterers, as the case may be, shall upon the request of the other ~~p~~Party (acting
658	reasonably), promptly execute such documents as may be required to enable the other ~~p~~Party to abandon
659	the Vessel to the insurers and claim a constructive total loss.
660
661	20.	Lien
662
663	The Owners shall have a lien upon all cargoes, hires and freights (including deadfreight and demurrage)
664	belonging or due to the Charterers or any sub-charterers, or to the extent permitted by law or equity, for any
665	amounts due under this Charter Party and the Charterers shall have a lien on the Vessel for all monies paid
666	in advance and not earned. The Owners and the Charterers shall provide the amount of any such lien upon
667	the other ~~p~~Party’s reasonable request, provided that such request shall not be made by either ~~p~~Party more
668	than twice in any calendar year during the Charter Period
669
670	21.	Non-Lien
671
672	The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their
673	agents, which might have priority over the title and interest of Owners in the Vessel (other than any Permitted
674	Liens).
675
676	22.	Indemnity
677
678	(a)	The Charterers shall indemnify the Owners against any direct and proven loss, damage or expense arising
679	out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature
680	arising out of an event occurring during the Charter Period (other than a Permitted Lien). This shall include
681	indemnity for any direct and proven loss, damage or expense arising out of or in relation to any international
682	convention which may impose liability upon the Owners or sanctions implemented by the United Nations,
683	European Union, United States of America or United Kingdom or Japan.
684
685	(b)	Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all
686	direct and proven consequences or liabilities arising from the Master, officers or agents signing bills of lading
687	or other documents.
688
689	(c)	If the Vessel is arrested or otherwise detained for any reason whatsoever other than those covered in
690	subclause (d), the Charterers shall at their own expense take all reasonable steps to secure that within a
691	reasonable time the Vessel is released, including the provision of bail.
692
693	(d)	If the Vessel is arrested or otherwise detained by reason of a claim or claims against the Owners and/or any
694	other company or other entity which belongs to the same group of companies of which the Owners are part,
695	or which is otherwise associated or related to, or affiliated with, the Owners, the Owners shall at their own
696	expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including
697	the provision of bail. If within a 45 days period after such arrest or detainment, the Vessel is not so released,
698	the Charterers may, at their option but without obligation to do so, take all necessary steps to obtain such
699	release, and all expenses of the Charterers in connection therewith shall be reimbursed by the Owners on
700	demand, and the Owners shall take reasonable steps to minimise any costs to the Charterer arising out of
701	any such arrest.

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
702
703	In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense
704	incurred by the Charterers (including hire paid under this Charter Party) as a direct consequence of such
705	arrest or detention.
706
707	(e)	The indemnities of the Charterers under this Clause 22 shall not extend to events occurring after the end of
708	Charter Period, but as to any event occurring before the end of the Charter Period shall continue in full force
709	and effect notwithstanding the termination of the chartering of the Vessel under this Charter Party for any
710	reason until four (4) years from the early termination of this Charter or the end of the Charter Period or the
711	sale of the Vessel by the Owners to any person, provided that if, prior to the expiry of the aforesaid period of
712	four (4) years, any event or dispute arises in respect of which the Owners are to be indemnified under this
713	Clause 22, the indemnities of the Charterers under this Clause 22 shall continue in full force and effect until
714	the Owners have been fully indemnified in accordance with this Clause 22.
715
716	(f)	The Owners will notify the Charterers as soon as they become aware of any claim against the Owners which
717	may give rise to indemnification under this Clause 22. The Owners will not settle any claims or discharge any
718	court judgments in respect of any claim unless it has first negotiated with the Charterers in good faith for a
719	reasonable period of time, provided that the Owners may settle any claim or discharge any court judgment if
720	failure so to do would give rise to substantial losses or damages for, or reputational damage to, the Owners.
721
722	(g)	The Owners will not, and the Charterers will, be responsible for the conduct of any claim or potential claim that
723	may give rise to an indemnity liability of the Charterers under this Clause 22 and the Charterers may be entitled
724	(at their own cost and expense) to take such actions as they may reasonably deem fit to defend or avoid
725	liability under any such claim or take action against any third party in respect of liability under any such claim.
726
727	(h)	The Charterer to undertake to the Owner and the Owner’s Financiers to protect, cover, compensate for any
728	claim, damage and loss caused by oil pollution and any cargo claim (clean or dirty).
729
730	23.	Salvage
731
732	All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing
733	damage occasioned thereby shall be borne by the Charterers.
734
735	24.	Wreck Removal
736
737	If the Vessel becomes a wreck, or any part of the Vessel is lost or abandoned, and is an obstruction to
738	navigation or poses a hazard and has to be raised, removed, destroyed, marked or lit by order of any lawful
739	authority having jurisdiction over the area or as a result of any applicable law, the Charterers shall be liable
740	for any and all direct and documented expenses in connection with raising, removal, destruction, lighting or
741	making of the Vessel and shall indemnify the Owners against any direct and proven sums whatsoever, which
742	the Owners become liable to pay as a consequence.
743
744	25.	General Average
745
746	The Owners shall not contribute to General Average.
747
748	26.	Assignment, Novation, Sub-Charter and Sale See also Clauses 43 and 44
749
750	(a)	The Charterers shall not assign or novate this Charter Party nor sub-charter the Vessel on a bareboat basis
751	except with the prior consent in writing of the Owners, which shall not be unreasonably withheld or delayed,
752	and subject to such terms and conditions as the Owners shall approve.
753
754	(b)	See also Clauses 43 and 44 ~~The Owners shall not sell the Vessel during the currency of this Charter Party~~
755	~~except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject~~

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756	~~to the buyer accepting a novation of this Charter Party.~~
757
758	~~(c)~~ 	~~The Owners shall be entitled to assign their rights under this Charter Party.~~
759
760	27.	Performance Guarantee See Clause 43
761
762	~~(Optional, to apply only if Box 25 filled in)~~
763
764	~~The Charterers undertake to furnish, before delivery of the Vessel, a guarantee or bond in the amount of and~~
765	~~from the entity stated in Box 25 in a form acceptable to the Owners as guarantee for full performance of their~~
766	~~obligations under this Charter Party.~~
767
768	28.	Anti-Corruption
769
770	(a)	The ~~p~~Parties agree that in connection with the performance of this Charter Party they shall each:
771
772	(i) comply at all times with all applicable anti-corruption legislation and have procedures in place that are, to
773	the best of its knowledge and belief, designed to prevent the commission of any offence under such legislation
774	by any member of its organisation and/or by any person providing services for it or on its behalf; and
775
776	(ii) make and keep books, records, and accounts which in reasonable detail accurately and fairly reflect the
777	transactions in connection with this Charter Party.
778
779	(b)	If either ~~p~~Party fails to comply with any applicable anti-corruption legislation, it shall defend and indemnify the
780	other ~~p~~Party against any fine, penalty, liability, loss or damage and for any related costs (including, without
781	limitation, court costs and legal fees) arising from such breach.
782
783	(c)	Without prejudice to any of its other rights under this Charter Party, either ~~p~~Party may terminate this Charter
784	Party without incurring any liability to the other ~~p~~Party if:
785
786	(i) at any time the other ~~p~~Party or any member of its organisation has committed a breach of any applicable
787	anti-corruption legislation in connection with this Charter Party; and
788
789	(ii) such breach causes the non-breaching ~~p~~Party to be in breach of any applicable anti-corruption legislation.
790
791	Any such right to terminate must be exercised without undue delay.
792
793	(d)	Each ~~p~~Party represents and warrants that in connection with the negotiation of this Charter Party neither it
794	nor any member of its organisation has committed any breach of applicable anti-corruption legislation. Breach
795	of this subclause (d) shall entitle the other ~~p~~Party to terminate the Charter Party without incurring any liability
796	to the other.
797
798	29.	Sanctions and Designated Entitles
799
800	(a)	The provisions of this clause shall apply in relation to any applicable sanction, prohibition or restriction
801	imposed on any specified persons, entitles or bodies including the designation of specified vessels or fleets
802	and Owners or Charterers under United Nations Resolutions or trade or economic applicable sanctions, laws
803	or regulations of the European Union or the United States of America or the United Kingdom or Japan.
804
805	(b)	The Owners and Charterers respectively warrant for themselves (and in respect of any sub-charterer or
806	manager which belongs to the same group of companies of which the Charterers are part, the Charterers
807	hereby undertake to take necessary steps to ensure) ~~(and in the case of any sub-charter, the Charterers~~
808	~~further warrant in respect of any sub-charterers, shippers, receivers, or cargo interests)~~ that at the date of this
809	fixture and throughout the duration of this Charter Party they are not subject to any of the sanctions,

PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
810	prohibitions, restrictions or designation referred to in subclause (a) which prohibit or render unlawful any
811	performance under this Charter Party. ~~The Owners further warrant that the Vessel is not a designated vessel.~~
812
813	(c)	If at any time during the performance of this Charter Party either ~~p~~Party becomes aware that the other ~~p~~Party
814	is in breach of warranty in this Clause, the ~~p~~Party not in breach shall comply with the laws and regulations of
815	any Government to which that ~~p~~Party or the Vessel is subject, and follow any orders or directions which may
816	be given by any body acting with powers to compel compliance, including where applicable the Owners’ Flag
817	State. In the absence of any such orders, directions, law or regulations, the ~~p~~Party not in breach may, in its
818	option, terminate the Charter Party forthwith in accordance with Clause 31 (Termination).
819
820	(d)	If, in compliance with the provisions of this Clause, anything is done or is not done, such shall not be deemed
821	a deviation but shall be considered sue fulfilment of this Charter Party.
822
823	(e)	Notwithstanding anything in this Clause to the contrary, the Owners or the Charterers shall not be required to
824	do anything which constitutes a violation of the laws and regulations of any state to which either of them is
825	subject.
826
827	(f)	The Owners or the Charterers shall be liable to indemnify the other ~~p~~Party against any and all direct and
828	proven claims, losses, damage, costs and fines whatsoever suffered by the other ~~p~~Party resulting from any
829	breach of warranty in this Clause.
830
831	30.	Requisition/Acquisition
832
833	(a)	In the event of the requisition for hire of the Vessel by any governmental or other competent authority at any
834	time during the Charter Period, this Charter Party shall not be deemed to be frustrated or otherwise terminated.
835	The Charterers shall continue to pay hire according to the Charter Party until the time when the Charter Party
836	would have expired or terminated pursuant to any of the provisions hereof. However, if any requisition hire or
837	compensation is received by the Owners for the remainder of the Charter Period or the period of the requisition,
838	whichever is shorter, it shall be payable by the Owners to the Charterers.
839
840	(b)	In the event of the Owners being deprived of their ownership in the Vessel by any compulsory acquisition of
841	the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as
842	“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when Compulsory
843	Acquisition may occur, this Charter Party shall be deemed terminated as of the date of such Compulsory
844	Acquisition. In such event hire to be considered as earned and to be paid up to the date and time of such
845	Compulsory Acquisition. The Owners shall be entitled to any compensation received for such Compulsory
846	Acquisition, which shall be applied towards reducing the Outstanding Principal.
847
848	31.	Termination
849
850	(a)	Charterers’ Default
851
852	The Owners shall be entitled to terminate this Charter Party by written notice to the Charterers and to claim
853	damages including, but not limited to, for the loss of the ~~reminder~~ remainder of the Charter Party under the
854	following circumstances, each of which shall be a “Charterers’ Event of Default” for the purposes of this
855	Charter Party~~and to claim damages including, but not limited to, for the loss of the reminder remainder of the~~
856	~~Charter Party:~~
857
858	(i) Non-payment of hire and/or the administration fee (see Clause15 (Hire)), subject to all applicable grace
859	periods.
860
861	(ii) Charterers’ failure to comply with the requirements of:
862
863	(1) Clause 11 (Trading Restrictions); or

PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
864
865	(2) Subclause 17(b) (Charterers to Insure)
866
867	and, if capable of remedy, such requirement is not remedied within 30 days of the earlier of the date on which
868	(A) the Charterers became aware of the failure to comply and (B) the Charterers’ received the Owners’ written
869	notification to do so.
870
871	(iii) The Charterers do not rectify any failure to comply with the requirements of subclause 13(a) (Maintenance)
872	as soon as practically possible after the Owners have notified them to do so, unless ~~and in any event so that~~
873	the Vessel’s insurance cover is not prejudiced by such failure.
874
875	(iv) If the Charterers are in breach of any material provisions of this Charter Party other than those referred
876	to in Clause 31 (a)(i), (ii) and (iii) above, and if capable of remedy, such breach is not rectified by the Charterers
877	within 30 days of the earlier of the date on which (A) the Charterers became aware of the failure to comply
878	and (B) the Charterers’ received the Owners’ written notification do to so.
879
880	(b)	Owners’ Default
881
882	The Charterers shall be entitled to terminate this Charter Party with immediate effect by written notice to the
883	Owners and to claim damages including, but not limited to, for the loss of the remainder of the Charter Party:
884
885	(i) If the Owners shall by any act or omission be in breach of their obligations under this Charter Party to the
886	extent that the Charterers are deprived of the use, operation, possession or enjoyment of the Vessel and such
887	breach continues for a period of ~~fourteen~~ thirty (~~14~~30) running days after written notice thereof has been given
888	by the Charterers to the Owners; or
889
890	~~(ii) if the Owners fail to arrange or maintain the insurances in accordance with subclause17(c) (Owners to~~
891	~~Insure).~~
892
893	(c)	Loss of Vessel
894
895	This Charter Party shall be deemed to be terminated, without prejudice to any accrued rights or obligations,
896	if the Vessel becomes lost either when it has become an actual total loss or agreement has been reached
897	with the Vessel’s underwriters in respect of its constructive total loss or ~~if such agreement with the Vessel’s~~
898	~~underwriters is not reached~~ it is adjudged by a competent tribunal that a constructive loss of the Vessel has
899	occurred, or has been declared missing. The date upon which the Vessel is to be treated as declared missing
900	shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the
901	Vessel’s underwriters, whichever occurs first.
902
903	(d)	Bankruptcy
904
905	Either ~~p~~Parties shall be entitled to terminate this Charter Party with immediate effect by written notice to the
906	other ~~p~~Parties if that other ~~p~~Parties has a petition presented for its winding up or administration or any other
907	action is taken with a view to its winding up (otherwise than for the purpose of solvent reconstruction or
908	amalgamation), or becomes bankrupt or commits an act of bankruptcy, or makes any arrangement or
909	composition for the benefit or creditors, or has a receiver or manager or administrative receiver or
910	administrator or liquidator appointed in respect of any of its assets, or suspends payments, or anything
911	analogous to any of the foregoing under the law of any jurisdiction happens to it, or ceases or threatens to
912	cease to carry on business.
913
914	(e)	The termination of this Charter Party shall be without prejudice to all rights accrued due between the ~~p~~Parties
915	prior to the date of termination and to any claim that ~~p~~Party might have.
916
917	32.	Repossession

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BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
918
919	In the event of the early termination of this Charter Party in accordance with the applicable provisions of this
920	Charter Party, the Owners shall have the right to repossess the Vessel from the Charterers at its current or
921	next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers,
922	courts or local authorities. Pending physical repossession of the Vessel, the Charterers shall hold the Vessel
923	as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board
924	the deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the
925	Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and
926	repatriation of the Crew shall be the sole responsibility of the Charterers.
927
928	33.	BIMCO Dispute Resolution Clause 2017
929
930	(a)*	This Charter Party shall be governed by and construed in accordance with English law and any dispute arising
931	out of or in connection with this Charter Party shall be referred to arbitration in London in accordance with
932	the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to
933	give effect to the provisions of this Clause.
934
935	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
936	Terms current at the time when the arbitration proceedings are commenced.
937
938	The reference shall be to three arbitrators. A ~~p~~Party wishing to refer a dispute to arbitration shall appoint its
939	arbitrator and send notice of such appointment in writing to the other ~~p~~Party requiring the other ~~p~~Party to
940	appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
941	arbitrator as sole arbitrator unless the other ~~p~~Party appoints its own arbitrator and gives notice that it has done
942	so within the fourteen (14) days specified. If the other ~~p~~Party does not appoint its own arbitrator and give
943	notice that it has done so within the fourteen (14) days specified, the ~~p~~Party referring a dispute to arbitration
944	may, without the requirement of any further prior notice to the other ~~p~~Party, appoint its arbitrator as sole
945	arbitrator and shall advise the other ~~p~~Party accordingly. The award of the sole arbitrator shall be binding on
946	both ~~p~~Parties as if he had been appointed by agreement.
947
948	Nothing herein shall prevent the ~~p~~Parties agreeing in writing to vary these provisions to provide for the
949	appointment of a sole arbitrator.
950
951	In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum
952	as the ~~p~~Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims
953	Procedure current at the time when the arbitration proceedings are commenced.
954
955	In cases where the claim or any counterclaim exceeds the sum agreed for the LMAA Small Claims Procedure
956	and neither the claim nor any counterclaim exceeds the sum of USD 400,000 (or such other sum as the
957	~~p~~Parties may agree) the arbitration shall be conducted in accordance with the LMAA Intermediate Claims
958	Procedure current at the time when the arbitration proceedings are commenced.
959
960	~~(b)*~~ 	~~This Charter Party shall be governed by U.S. maritime law or, if this Charter Party is not a maritime contract~~
961	~~under U.S. law, by the laws of the state of New York. Any dispute arising out of or in connection with this~~
962	~~Charter Party shall be referred to three (3) persons at New York, one to be appointed by each of the parties~~
963	~~hereto, and the third by the two so chosen. The decision of the arbitrators or any two of them shall be final,~~
964	~~and for the purposes of enforcing any award, judgment may be entered on an award by any court of~~
965	~~competent jurisdiction. The proceedings shall be conducted in accordance with the SMA Rules current as of~~
966	~~the date of this Charter Party.~~
967
968	~~In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum~~
969	~~as the parties may agree) the arbitration shall be conducted in accordance with the SMA Rules for Shortened~~
970	~~Arbitration Procedure current as of the date of this Charter Party.~~
971

PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
972	~~(c)*~~ 	~~This Charter Party shall be governed by and construed in accordance with Singapore**/English**law.~~
973
974	~~Any dispute arising out of or in connection with this Charter Party, including any question regarding its~~
975	~~existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore in~~
976	~~accordance with the Singapore International Arbitration Act (Chapter 143A) and any statutory modification or~~
977	~~re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.~~
978
979	~~The arbitration shall be conducted in accordance with the Arbitration Rules of the Singapore Chamber of~~
980	~~Maritime Arbitration (SCMA) current at the time when the arbitration proceedings are commenced.~~
981
982	~~The reference to arbitration of disputes under this Clause shall be to three arbitrators. A party wishing to refer~~
983	~~a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other~~
984	~~party requiring the other party to appoint its own arbitrator and give notice that it has done so within fourteen~~
985	~~(14) calendar days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the~~
986	~~other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days~~
987	~~specified. If the other party does not give notice that it has done so within the fourteen (14) days specified,~~
988	~~the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other~~
989	~~party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole~~
990	~~arbitrator shall be binding on both parties as if he had been appointed by agreement.~~
991
992	~~Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the~~
993	~~appointment of a sole arbitrator.~~
994
995	~~In cases where neither the claim nor any counterclaim exceeds the sum of USD 150,000 (or such other sum~~
996	~~as the parties may agree) the arbitration shall be conducted before a single arbitrator in accordance with the~~
997	~~SCMA Small Claims Procedure current at the time when the arbitration proceedings are commenced.~~
998
999	~~**Delete whichever does not apply. If neither or both are deleted, then English law shall apply by default~~
1000
1001	~~(d)*~~ 	~~This Charter Party shall be governed by and construed in accordance with the laws of the place mutually~~
1002	~~agreed by the Parties and any dispute arising out of or in connection with this Charter Party shall be referred~~
1003	~~to arbitration at a mutually agreed place, subject to the procedures applicable there.~~
1004
1005	(e)	The ~~p~~Parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in
1006	connection with this Charter Party. In the case of any dispute in respect of which arbitration has been
1007	commenced under subclause (a)~~, (c) or (d)~~, the following shall apply:
1008
1009	(i) Either ~~p~~Party may at any time and from time to time elect to refer the dispute or part of the dispute to
1010	meditation by service on the other ~~p~~Party of a written notice (the “Mediation Notice”) calling on the other
1011	~~p~~Party to agree to mediation.
1012
1013	(ii) The other ~~p~~Party shall thereupon within fourteen (14) calendar days of receipt of the Mediation Notice
1014	confirm that they agree to mediation, in which case the ~~p~~Parties shall thereafter agree a mediator within a
1015	further fourteen (14) calendar days, falling which on the application of either ~~p~~Party a mediator will be
1016	appointed promptly by the Arbitration Tribunal (“ the Tribunal”) or such person as the Tribunal may designate
1017	for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and
1018	on such terms as the ~~p~~Parties may agree or, in the event of disagreement, as may be set by the mediator.
1019
1020	(iii) If the other ~~p~~Party does not agree to mediate, that fact may be brought to the attention of the Tribunal and
1021	may be taken into account by the Tribunal when allocating the costs of the arbitration as between the ~~p~~Parties.
1022
1023	(iv) The mediation shall not affect the right of either ~~p~~Party to seek such relief or take such steps as it considers
1024	necessary to protect its interest.
1025

PART II
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
1026	(v) Either ~~p~~Party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall
1027	continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account
1028	when setting the timetable for steps in the arbitration.
1029
1030	(vi) Unless otherwise agreed or specified in the mediation terms, each ~~p~~Party shall bear its own costs incurred
1031	in the mediation and the ~~p~~Parties shall share equally the mediator’s costs and expenses.
1032
1033	(vii) The mediation process shall be without prejudice and confidential and no information or documents
1034	disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the
1035	law and procedure governing the arbitration.
1036
1037	(Note: The ~~p~~Parties should be aware that the mediation process may not necessarily interrupt time limits.)
1038
1039	*Subclauses (a), (b), (c) and (d) are alternatives; indicate alternative agreed in Box 26.
1040
1041	~~If Box 26 in Part I is not appropriately filled in, subclause (a) of this Clause shall apply. Subclause (e) shall~~
1042	~~apply in all cases except for alternative (b)~~
1043
1044	34.	Notice
1045
1046	All notices, requests and other communications required or permitted by any clause of this Charter Party
1047	shall be given in writing and shall be sufficiently given or transmitted if delivered by hand, email, express
1048	courier service or registered mail and addressed if to the Owners as stated in Box 30 or such other address
1049	or email address as the Owners may hereafter designate in writing, and if to the Charterers as stated in Box
1050	31 or such other address or email address as the Charterers may hereafter designate in writing. Any such
1051	communication shall be deemed to have been given on the date of actual receipt by the ~~p~~Party to which it is
1052	addressed.
1053
1054	35.	Partial Validity
1055
1056	If by reason of any enactment or judgment any provision of this Charter Party shall be deemed or held to be
1057	illegal, void or unenforceable in whole or in part, all other provisions of this Charter Party shall be unaffected
1058	thereby and shall remain in full force and effect.
1059
1060	36.	Entire Agreement
1061
1062	This Charter Party is the entire agreement of the parties, which supersedes all previsions written or oral
1063	understandings and which may not be modified except by a written amendment signed by both parties.
1064
1065	37.	Headings
1066
1067	The headings of this Charter Party are for identification only and shall not be deemed to be part hereof or be
1068	taken into consideration in the interpretation or construction of this Charter Party.
1069
1070	38.	Singular/Plural
1071
1072	The singular includes the plural and vice versa as the context admits or requires.

PART III
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(OPTINAL, only applicable if 27 has been completed)
1073	1.	~~Specifications and Building Contract~~
1074
1075	~~(a)~~ 	~~The Vessel shall be constructed in accordance with the building contract between the Builders and the Owners~~
1076	~~including the specifications and plans incorporated therein (“Building Contract”). The Owners shall provide~~
1077	~~the Charterers with a copy of the Building Contract to the extent relevant to this Charter Party.~~
1078
1079	~~(b)~~ 	~~No variations shall be made to the Building Contract without the Charterers’ prior written consent. The~~
1080	~~Charterers shall be entitled to request change orders in accordance with the Building Contract. Any additional~~
1081	~~costs or consequences due to Charterers’ change orders shall be borne by the Charterers.~~
1082
1083	~~(c)~~ 	~~The Owners and the Charterers will liaise and cooperate in all matters regarding the construction of the Vessel~~
1084	~~and the Building Contract. The Charterers shall have the right to send their representative to the Builders’~~
1085	~~yard to inspect the Vessel during its construction.~~
1086
1087	~~(d)~~ 	~~The Owners shall assign their guarantee rights under the Building Contract to the Charterers, if permitted. If~~
1088	~~not permitted, the Owners shall exercise their guarantee rights against the Builders for the benefit of the~~
1089	~~Charterers. The Charterers shall be obliged to accept such sums as the Owners are reasonably able to~~
1090	~~recover under the guarantee provisions of the Building Contract.~~
1091
1092	2.	~~Delivery and Cancellation~~
1093
1094	~~(a)~~ 	~~(i) Subject to the provisions of Clause 3 (Liquidated Damages) hereunder, the Charterers shall be obliged to~~
1095	~~accept the Vessel from the Owners, constructed and delivered in accordance with the Building Contract and~~
1096	~~including buyers’ supplies, on the date of delivery by the Builders. The Charterers undertake that having~~
1097	~~accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s~~
1098	~~performance or specification or defects, if any.~~
1099
1100	~~(ii) The date of delivery for purpose of this Charter shall be the date (the “Delivery Date”) when the Vessel is~~
1101	~~in fact delivered by the Builders to the Owners in accordance with the Building Contract, whether that is before~~
1102	~~or after the scheduled delivery date under the Building Contract. The Owners shall be under no responsibility~~
1103	~~for any delay whatsoever in delivery of the Vessel to the Charterers under this Charter Party, except to the~~
1104	~~extent caused solely by the Owners’ acts or omissions resulting in a default by the Owners under the Building~~
1105	~~Contract. The Owners shall be responsible to the Charterers for any direct losses incurred by the Charterers,~~
1106	~~if the Vessel is not delivered to the Owners due solely to the Owners’ acts or omissions resulting in a default~~
1107	~~by the Owners under the Building Contract.~~
1108	-
1109	~~(iii)~~	~~The Owners and the Charterers shall on the Delivery Date sign a Protocol of Delivery and Acceptance~~
1110	~~evidencing delivery of the Vessel hereunder.~~
1111
1112	~~(b)~~	~~(i) The Owners’ obligation to charter the Vessel to the Charterers hereunder is conditional upon delivery of~~
1113	~~the Vessel to the Owners by the Builders in accordance with the Building Contract.~~
1114
1115	~~(ii) If for any reason other than a default by the Owners under the Building Contract, the Builders become~~
1116	~~entitled under that Contract not to deliver the Vessel and exercise that right, the Owners shall be entitled to~~
1117	~~cancel this Charter Party by written notice to the Charterers.~~
1118
1119	~~(iii) If for any reason the Owners become entitled to cancel the Building Contract and exercise that right, the~~
1120	~~Owners shall be entitled to cancel this Charter Party by written notice to the Charterers. If, however, the~~
1121	~~Owners do not exercise their right to cancel the Building Contract, the Charterers shall be entitled to cancel~~
1122	~~this Charter Party by written notice to the Owners.~~
1123
1124	~~3.~~ 	~~Liquidated Damages~~
1125
1126	~~(a)~~	~~Any liquidated damages for physical defects or deficiencies and any costs incurred in pursuing a claim therefor~~

PART III
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(OPTINAL, only applicable if 27 has been completed)
1127	~~shall be credited to the party stated in Box 27(iv) or if not filled in shall be shared equally between the parties.~~
1128
1129	(b)	~~Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing~~
1130	~~a claim therefor shall be credited to the party stated in Box 27(v) or if not filled in shall be shared equally~~
1131	~~between the parties.~~

PART IV
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PURCHASE OPTION
(OPTINAL, only applicable if Box 28 has been completed)
1132	See Clause 45
1133	~~1.~~	~~The Charterers shall have an option to purchase the Vessel (the “Purchase Option”) exercisable on each of~~
1134	~~the dates stated below as follows:~~
1135	~~Date (state number of months after delivery of the Vessel)~~	~~Purchase Price (the “Purchase Option Price”)~~
	~~(months)~~	 ~~(amount and currency)~~

1136
1137	~~2.~~	~~To exercise their Purchase Option, the Charterers shall notify the Owners in writing not later than six (6)~~
1138	~~months prior to the relevant date stated in the table above. Such notification shall not be withdrawn or~~
1139	~~cancelled.~~
1140
1141	~~3.~~	~~If the Charterers exercise their Purchase Option, the ownership of the Vessel shall be transferred to them on~~
1142	~~the relevant date. If such date is not Banking Day, the ownership of the Vessel shall be transferred on the~~
1143	~~next Banking Day, on a strictly “as is/where is” basis, at the Charterers’ sole cost and expense.~~
1144
1145	~~4.~~	~~The Owners shall obtain and provide the Charterers with such documents and take such actions as the~~
1146	~~Charterers may reasonably request to facilitate the sale and the registration of the Vessel under the flag~~
1147	~~designated by the Charterers.~~
1148
1149	~~5.~~	~~The Owners warrant that the Vessel at the time of transfer of ownership shall be free of any of Owners’~~
1150	~~encumbrance or mortgage and that they have not committed any act or omission which would impair title to~~
1151	~~the Vessel.~~
1152
1153	~~6.~~	~~The Owners make no representation or warranty as to the seaworthiness, value, condition, design,~~
1154	~~merchantability or operation of the Vessel, or as to the quality of the material, equipment or workmanship in~~
1155	~~the Vessels, or as to the fitness of the Vessel for any particular trade.~~
1156
1157	~~7.~~	~~In exchange for the transfer of ownership of the Vessel, the Charterers shall pay the Purchase Option Price~~
1158	~~to the bank account nominated by the Owners together with any unpaid charter hire and other amounts due~~
1159	~~and payable under this Charter Party.~~
1160
1161	~~8.~~	~~Upon payment and transfer of ownership in accordance with Clause 7 above, this Charter Party and all rights~~
1162	~~and obligations of the parties shall terminate without prejudice to all rights accrued due between the parties~~
1163	~~prior to the date of termination and any claim that either party might have.~~

PART V
BARECON 2017 STANDARD BAREBOAT CHARTER PARTY
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY
(OPTIONAL, only to apply if expressly agreed and stated in Box 29)
1164	~~1.~~	~~Definitions~~
1165
1166	~~“Bareboat Charter Registry” shall mean the registry stated in Box 29(ii) whose flag the Vessel will fly and in~~
1167	~~which the Charterers are registered as the bareboat charterers during the period of this Charter Party.~~
1168
1169	~~Underlying Registry” shall mean the registry stated in Box 29(i) in which the Owners of the Vessel are~~
1170	~~registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the~~
1171	~~Bareboat Charter registration.~~
1172
1173	~~2.~~	~~The Owners have agreed to and the Charterers shall arrange for the Vessel to be registered under the~~
1174	~~Bareboat Charter Registry. The Charterers shall be responsible for all costs thereof.~~
1175
1176	~~3.~~	~~Upon termination of this Charter Party for any reason whatsoever the Charterers shall immediately arrange~~
1177	~~for the deletion of the Vessel from the Bareboat Registry.~~
1178
1179	~~4.~~	~~In the event of the Vessel being deleted from the Bareboat Charter Registry due to any default by the Owners,~~
1180	~~the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim~~
1181	~~they may have against the Owners under this Charter Party.~~

Rider Clauses 39 to 54
to be deemed incorporated to the
Bareboat Charter Party
Dated 16 March 2026
(the "Charter")
Between

SAINT BARTH SHIPPING COMPANY INC. of the Republic of the Marshall Islands as Charterers,
and
SALTER SHIPPING, S.A. of the Republic of Panama as Owners
in respect of the vessel

MT “HULL YZJ2024-1624” tbn “P. SAN FRANCISCO”

39.	Delivery

(a)  This Charter Party constitutes the lease of the Vessel which is currently under construction under the Building Contract for the account of the Charterers, and to be sold to the Owners as lessor under the MOA.

The Owners' obligations to charter the Vessel to the Charterers hereunder are conditional upon (i) delivery of the Vessel to the Charterers by the Construction Seller under the Building Contract and (ii) delivery of the Vessel by the Charterers to the Owners under the MOA.

If the Building Contract is cancelled, rescinded or otherwise terminated for any reason whatsoever or the Vessel is not delivered by the Construction Seller to the Charterers under the Building Contract or is rejected by the Charterers under the Building Contract for any reason whatsoever, then the Charterers shall give written notice thereof to the Owners and upon Owners’ receipt of such notice,  the MOA and this Charter Party shall, save as hereafter provided, cease to have effect without any liability on the parties hereto and the parties shall be released from all obligations, liabilities and responsibilities hereunder, save that initial registration of title to the Vessel and legal documentation cost for documenting the lease and security to be Charterer`s account such cost not to exceed USD15,000.

The Charterers shall take delivery of the Vessel under this Charter Party immediately after delivery by the Charterers as sellers to the Owners as buyers under the MOA, and the Owners shall deliver the Vessel to the Charterers under this Charter Party immediately after the Owners take delivery of the Vessel under the MOA.

In the event that the Vessel is not delivered under the MOA or the MOA is cancelled, terminated or rescinded for any reason, this Charter shall automatically terminate without any liability between the parties hereunder and initial registration of title to the Vessel and legal documentation cost for documenting the lease and security to be Charterer`s account such cost not to exceed USD15,000.

(b) It is acknowledged that the Charterers shall, by way of purchase from the Owners or otherwise, at the time of delivery of the Vessel under this Clause 39, own any bunkers, unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and unused stores and provisions (hereinafter referred to as the “Bunkers”) remaining on board the Vessel on the Delivery Date and as a result the Owners and the Charterers will not settle the Bunkers at the time of delivery of the Vessel under this Charter Party.

(c) (USD37,800,000*(1 month CME TERM SOFR at the time of remittance + 2.0%)/360) (the “Remittance Interest Cost”) from the day of remittance of the fund till the closing date to be covered by Charterers provided that no Remittance Interest Cost shall be payable if the delay is due to Owners’ default, negligence or wilful misconduct.

The extra interest cost, if any, shall be paid together with the second hire payment due under the terms of this Charter Party.

40.	Conditions for delivery

a)	Prior to delivery of the Vessel under this Charter Party, each of the Parties shall exchange the following documents:

(i)	a copy of this Charter Party executed by each Party;

(ii)	a copy of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of the Owners and the Charterers;

(iii)
a copy of certificate of good standing or equivalent, stating all directors of the Owners and the Charterers dated not earlier than thirty (30) Banking Days prior to the date of delivery of the Vessel to the Owners, with the original to follow as soon as possible after delivery of the Vessel, to the Owners;

(iv)
A PDF copy of one (1) Resolutions of the Board of Directors of the Charterers, authorising, approving and ratifying the BBCP and the MOA and any further addenda thereto, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney referred to below, the Bill of Sale and all other documents required for the sale and delivery of the Vessel to the Owners, duly executed on behalf of the Charterers;

(v)
A PDF copy of one (1) Resolutions of the Board of Directors of the Charterers` Guarantor, authorising, approving and ratifying (i) the MOA any further addenda thereto, (ii) the BBCP and any further addenda thereto, (iii) the Performance Guarantee, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney duly executed on behalf of the Charterers` Guarantor;

(vi)
A PDF copy of one (1) Resolutions of the Board of Directors of the Owners, authorising, approving and ratifying the BBCP and the MOA and any further addenda thereto, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney referred to below, the Bill of Sale and all other documents required for the sale and delivery of the Vessel to the Owners, duly executed on behalf of the Owners;

(vii)
A PDF copy of one (1) Resolutions of the Board of Directors of the Owners` Guarantor, authorising, approving and ratifying (i) the MOA and any further addenda thereto, (ii) the BBCP and any further addenda thereto, (iii) the Performance Guarantee, authorising nominated individuals as signatories of and empowering these and/or other individuals to execute the Power of Attorney duly executed on behalf of the Owners` Guarantor;

(viii)
A PDF copy of one (1) Power of Attorney in favor of the persons who are to act on behalf of Charterers and Charterers` Guarantors in connection with above (iv) and (v), with the original to follow as soon as possible after delivery of the Vessel to the Owners;

(ix)
A PDF copy of one (1) Power of Attorney in favor of the persons who are to act on behalf of Owners and Owners` Guarantors in connection with above (vi) and (vii), with the original to follow as soon as possible after delivery of the Vessel to the Owners;

(x)	the Guarantees and QEL referred to in Clause 43, duly executed; and

(xi)	a copy of the protocol of delivery and acceptance in relation to the Vessel executed by the Owners and the Charterers;

(xii)	such other documents as each of the Owner and Charterer may reasonably require.

41.	Vessel’s condition on delivery

The Vessel shall be delivered under this Charter Party in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel's condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter Party. The Vessel shall be delivered to the Charterers under this Charter Party strictly "as is/where is". The Owners neither make nor shall be deemed to have made or given any representation or warranty whether statutory or otherwise and whether express or implied as to the seaworthiness, value, condition, quality, merchantability, design, description, operation, suitability or fitness for use for any purpose of the Vessel (with everything belonging to her), or as to the absence of any latent or other defects, whether or not discoverable, or as to the absence of any obligations based on strict liability in tort, which are hereby excluded (hereinafter collectively, referred to as the “Vessel’s Conditions”).

The Charterers hereby acknowledge and agree that they have not relied upon any representation, condition or warranty, whether statutory or otherwise and whether express or implied as to any Vessel’s Conditions, in entering into this Charter Party, and accordingly the Charterers shall have no claim against the Owners under this Charter Party or otherwise whatsoever in relation to the Vessel’s Conditions.

42.	Survey and Inspection on re-delivery of the Vessel

(a) Condition of Vessel

The Vessel with everything belonging to her shall be at the Charterers’ risk and expense until she is re-delivered to the Owners, but subject to the terms and conditions of this Charter Party she shall be re-delivered and taken over as she was at the time of the survey(s) in accordance with this Clause 42, fair wear and tear excepted.

(b) Survey:

Not earlier than 45 days or later than 30 days (or if not possible then as soon as the Vessel becomes available) before re-delivery of the Vessel, the Owners and the Charterers shall jointly agree upon the appointment of a surveyor for the purpose of determining the condition of the Vessel at the time of re-delivery hereunder.

The surveyor, whose decision shall be final and binding on both Parties, shall report in writing, specifying all items, if any, which have not been properly maintained in accordance with the terms and conditions of the Charter and the work required to repair such deficiencies.

The costs of such a surveyor shall be equally shared between the Parties. In the event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two surveyors so appointed shall conduct a joint survey of the Vessel. In such an event, each Party shall pay their own appointed surveyor’s costs.

The survey shall be carried out at the point of re-delivery and in Charterers time and shall not interfere with the operation of the Vessel. Any works required as a result of such survey shall be carried out by Charterers prior to their re-delivery of the Vessel. In the event that two surveyors so appointed disagree, the matter shall be referred to arbitration in accordance with Clause 33.

This clause shall not apply if Charterers exercise their purchase option as set out in Clause 45.

(c) Underwater Inspection:

In connection with the redelivery of the Vessel under the Charter, the Vessel shall not be dry-docked unless required by the Classification Society. In lieu of dry-docking, Owners shall have the right to appoint a diver acceptable to the Classification Society to undertake an underwater inspection at a convenient port with due consultation between Owners and Charterers. Such divers’ inspection shall be carried out at Owners’ expense (unless damage affecting the class is found, in which case the Charterers shall bear the cost) and without interference to the Vessel’s normal operation.

Should such underwater inspection reveal damages that affect the class of the Vessel whereby such damage repairs cannot be made to the Vessel without dry-docking and the Classification Society will not grant an extension, then Vessel is to be dry-docked as soon as possible by Charterers to repair such damages to the Classification Society’s satisfaction at Charterers’ time and expense.

If in the opinion of the Classification Society the damages do not necessitate immediate dry-docking, then the Classification Society shall issue a certificate showing the extent and place of damage and Charterers shall repair same to the satisfaction of the Classification Society at next dry-docking, provided that such dry-docking is within the Charter Period. If the next Classification Society dry-docking is after the re-delivery of the Vessel under this Charter Party, the Charterers shall in their option (i) repair such damages before redelivery of the Vessel hereunder or (ii) provide the Owners with an agreed lump sum, (the Charterers and the Owners shall each select a reputable shipyard in the redelivery range and obtain from such shipyard a quotation for the cost of repairs of the damage. The estimated cost of repairs shall be refined as the average of the two quotations obtained from the two shipyards), a first class bank guarantee or sum a cash deposit to be provided, in the Charterers’ option, covering the expected costs of such repairs.

This Clause 42 shall not apply if the Charterers exercise their Purchase Option as set out in Clause 45.

43.	Owners’ Assignment, Performance Guarantee and Quiet Enjoyment Letter

The Owners may not assign, transfer or novate their rights and in the case of a novation, obligations under this Charter without the prior written consent of the Charterers. Subject to the Mortgagee providing a quiet enjoyment letter, the Owners may assign their rights under this Charter Party to the Mortgagee, including but not limited to assignments of earnings and assignment of this Charter.

The Charterers are entitled to require a quiet enjoyment letter (the “QEL”) from the Mortgagee or such other financiers of the Owners, substantially in the form attached hereto as Appendix C, which confirms that the Charterers shall have free use of the Vessel under this Charter Party (including the right to exercise the Purchase Option) while there has occurred no Charterers’ Event of Default which is continuing under this Charter Party. The Owners shall procure that the Mortgagee or (as the case may be) such other financiers will provide the quiet enjoyment letter to the Charterers as a condition precedent to the Owners' entry into the Financial Instrument on or before the Delivery Date.

The performance of the Charterers hereunder shall be guaranteed by Performance Shipping Inc. whereas the performance of the Owners shall be guaranteed by Yawatahama Kisen Co., Ltd. (each, a “Guarantee”) The guarantees shall be in the format attached hereto as appendix A.

Upon delivery of the Vessel under this Charter Party, the Owners and the Charterers shall execute an assignment of insurances with the Owners’ financier in a form and substance acceptable to each party thereto (but each acting reasonably), under which (inter alia) the Owners and the Charterers assign and agree to assign any and all their respective interests on insurance proceeds in respect of the Vessel to the extent as required by this Charter Party.

44.	Transfer of the Vessel

(a)
Any change of ownership of the Vessel or of the legal and/or beneficial ownership of the Owners during the Charter Period shall require the Charterers' prior written approval which Charterers shall be at full discretion whether to grant or decline.

(b)
Each of the Owners and Charterers shall during the Charter Period be entitled to assign their position under the Charter Party to another third party entity. Such right shall be subject to (i) the prior written consent of the other Party, such consent not be unreasonable withheld, and (ii) that the guarantees granted by Performance Shipping Inc. and Yawatahama Kisen Co., Ltd. shall continue to remain in full force and effect irrespective of the said assignment(s) under the Charter. Each Party shall bear their own costs related to such assignment.

(c)
If, as a result of a change in law relating specifically to the circumstances of the Charterers and/or the Owners after the date of this Charter Party there would be material adverse economic consequences to the Charterers of them continuing to perform their obligations under this Charter Party the Charterers shall have the option, to novate this Charter Party to an affiliate provided always that, notwithstanding such novation, this Charter Party would continue on identical terms (save for logical, consequential or mutually agreed amendments) and Performance Shipping Inc. shall remain jointly and severally liable with such affiliate to the Owners for performance of all obligations by such affiliate pursuant to this Charter Party after such novation.

The Charterers agree and undertake to enter into (and procure that such affiliate and Performance Shipping Inc.  enter into) or deliver to the Owners any such documents as the Owners (at their sole discretion) shall reasonably require in connection with such novation, including but not limited to such additional security documents and legal opinions as the Owners may reasonably require. Any reasonable and properly documented costs or expenses (including but not limited to legal costs) in relation to such novation and any conditions imposed by the Owners in giving their consent shall be borne by the Charterers.

(d)
In the event of the early termination of this Charter Party by the Owners due to a Charterers’ Event of Default which is continuing or due to any of the circumstances described in Clause 31(d) occurring to the Charterers, unless the Charterers have paid to the Owners the full amount of the higher of (i) the Outstanding Principal that remains unpaid when due, and (ii) the Purchase Option Price as calculated pro rata per diem basis in accordance with Clause 45, plus (iii) any other sums due from the Charterers to the Owners under this Charter Party, the Owners shall be entitled to sell the Vessel, whereupon they shall retain from the relevant proceeds an amount equal to the then Outstanding Principal plus any other sums then due from the Charterers to the Owners under this Charter Party and, thereafter, pay the excess to the Charterers.

45.	Charterers’ Purchase Option

The Charterers or its nominee shall have an option to purchase the Vessel from the Owners commencing from the date falling twenty-four months after the Delivery Date (the “Purchase Option Commencement Date”) for the duration of the Charter Period (the "Purchase Option") at the following prices (the "Purchase Option Price") or pro rata for the current year:

The Purchase Option Price to be paid to the Owners upon delivery of the Vessel:
The Purchase Option Price = A – [ (A-B) / 365 x C]

Where:
A:  the amount indicated below of the end of the year immediately prior to the applicable delivery date;
B:  the amount indicated below of the end of the year of such delivery date; and

C:  the actual number of days from the beginning of the year to which the delivery date belongs:

(i)	at a price of the Outstanding Principal x 102.00% at the end of year 2 of the Charter Period;
(ii)	at a price of the Outstanding Principal x 101.65% at the end of year 3 of the Charter Period;
(iii)	at a price of the Outstanding Principal x 101.20% at the end of year 4 of the Charter Period;
(iv)	at a price of the Outstanding Principal x 100.80% at the end of year 5 of the Charter Period;
(v)	at a price of the Outstanding Principal x 100.40% at the end of year 6 of the Charter Period;
(vi)	at a price of the Outstanding Principal plus USD40,000 at the end of year 7 of the Charter Period;

If a breach by the Owners in the performance of any of their obligations under this Charter Party occurs and is continuing, then the Charterers may exercise their Purchase Option earlier than the Purchase Option Commencement Date, provided that in the event the Charterers exercise their Purchase Option and the relevant breach is subsequently remedied, such remedy shall not affect the exercise of the Purchase Option. The Purchase Option Price shall in such event be set at as follows or pro-rata for the current year:

at a price of USD 37,800,000.00 at the end of year 0 of the Charter Period;
at a price of USD 35,810,526.00 at the end of year 1 of the Charter Period;

Registration cost, and bank related costs including lifting charge and escrow agent fees, if any, shall be for the Charterer’s account; however such cost not to exceed USD 10,000.

The Charterers must give a minimum of 75 (seventy-five) calendar days’ notice to the Owners of their intention to buy the Vessel. The Purchase Option Price to be paid to the Owners upon delivery of the Vessel is in accordance with this Clause 45 of the Charter and the memorandum of agreement to be entered into by the Charterers and the Owners at the time of the Purchase Option. The Vessel shall be delivered as soon as possible after expiry of the 75 (seventy-five) days’ notice and Owners undertake to render all necessary assistance in order to achieve this. Once the Purchase Option has been exercised by Charterers, they may not withdraw same.

The Charterers or its nominee shall accept the Vessel on an "AS IS, WHERE IS" basis and the Owners shall take such steps to obtain and furnish such documents as may reasonably be required by the Charterers (or their nominee) in order to transfer the legal and beneficial title and interest in the Vessel to the Charterers (or their nominee) (including without limitation a bill of sale in respect of the Vessel executed and (if required) notarized) and take such other actions as the Charterers may reasonably request in order to facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, mortgages, charters, maritime liens and any other debts whatsoever (in each case, created by the Owners) created or incurred by the Owners and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

Upon completion of such purchase of the Vessel as set out in this Clause 45 or in the subsequent Clause 46, this Charter Party and all further rights and obligations of the Parties hereunder (except for indemnities and other obligations that by their nature should survive the termination of this Charter Party) shall terminate.

46.	Insurance

(a)	The Charterers undertake with the Owners that throughout the Charter Period:

(i)
without prejudice to their obligations under Clause 17 hereof, they will keep the Vessel insured on  such terms as widely accepted in the commercial shipping market and shall be reasonably acceptable to the Owners and the Mortgagee with such insurers (including P&I and war risks associations) as shall be reasonably acceptable to the Owners with deductibles reasonably acceptable to the Owners and that any P&I association which is a member of the International Group of P&I Clubs and H&M underwriters with security rating A. The Charterers shall advise the Owners of their current H&M underwriters for the Owners’ approval, such approval not to be unreasonably withheld or delayed (it being agreed and understood by the Charterers that there shall be no element of self-insurance or insurance through captive insurance companies without the prior written consent of the Owners);

(ii)
the policies in respect of the insurances against fire and usual marine risks and the policies or entries in respect of the insurances against war risks shall, in each case, be endorsed to the effect that payment of a claim for a Total Loss will be made to the Owners (or the Mortgagees as assignees thereof) (who shall upon the receipt thereof apply the same in the manner described in Clause 47(e) hereof);

(iii)	the Charterers shall procure that duplicates of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody, upon request;

(iv)	the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall:

(A)	provide the Owners and (if applicable) the Mortgagee with a letter or letter of undertaking in standard market form, and
(B)	supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require; and

(v)
the Charterers shall procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners not less than fourteen (14) days prior written notification of any amendment, suspension, cancellation or termination of the insurances, unless subject to any automatic termination/cancellation of cover provisions in the relevant insurances, in which event, if such insurances are automatically terminated/cancelled, Owners shall be advised promptly and Charterers shall immediately procure re-instatement or replacement insurances of those terminated/cancelled insurances.

(b)
Notwithstanding anything to the contrary contained in Clauses 17 and 47 (b) hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis  for not less than the total insured value (H&M value, Hull Interest and freight interest) specified in column (b) in the table set out below in respect of the one-yearly period during the Charter Period specified in column (a) (on the assumption that the first such period commenced on the Delivery Date) against such amount (hereinafter referred to as the "Minimum Insured Value"):

(a)	(b)
Year	Minimum Insured Value
1	USD 41,580,000
2	USD 39,391,579
3	USD 37,203,158
4	USD 35,014,737
5	USD 32,826,316
6	USD 30,637,895
7	USD 28,449,474

(c)	If the Vessel becomes a Total Loss or becomes subject to Compulsory Acquisition, the chartering of the Vessel to the Charterers hereunder shall cease and the Charterers shall:-

(i)
immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter Party and have not been paid as at up to the date on which the Total Loss or Compulsory Acquisition occurred as described below (the "Date of Loss") together with interest thereon as set out in Clause 15 (g) and shall cease to be under any liability to pay any hire, but not any other amounts, thereafter becoming due and payable under this Charter Party. All hire and any other amounts prepaid by the Charterers relating to the period after the Date of Loss, and any insurance proceeds received by the Owners and/or their mortgagee after payment by the Charterers as aforesaid, shall be forthwith refunded by the Owners and any hire paid in advance to be adjusted/reimbursed.

(ii)	For the purpose of ascertaining the Date of Loss:-

(A)
an actual total loss of the Vessel shall be deemed to have occurred at noon (London time) on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed to have occurred at noon (London time) on the date on which it is acknowledged by the insurers to have occurred;

(B)
a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred at noon (London time) on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or the date and time adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total lose but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the Party proposing to give such notice shall be supplied with all such information as such Party may request; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause 30(b) hereof.

(d)
(i) All moneys up to the Minimum Insured Value payable under the insurances effected by the Charterers pursuant to Clauses 17 and 47, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the mortgagees) as follows:

FIRSTLY, in payment of all the Owners’ or the Charterers’ reasonable and properly incurred costs incidental to the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the Purchase Option Price as per the table in Clause 45 immediately above, for the year in which the Date of Loss occurs and which shall be calculated pro rata per diem,

THIRDLY, towards any other applicable sums due from the Charterers to the Owners under this Charter Party, and

FORTHLY, in payment of any surplus to the Charterers by way of a rebate of hire and compensation for early termination.

If, in accordance with the terms of the relevant Loss Payable Clause, any part of the insurance proceeds or compensation payable under this sub-clause (d)(i) is received and applied by the mortgagees as assignees toward payment of the indebtedness due to such mortgagees by the Owners pursuant to the Financial Instrument, then the remainder of such insurance proceeds shall be distributed between the Owners and the Charterers in accordance with the order set out in this sub-clause (d)(i) above and, for the purposes of such distribution, the afore-mentioned part of the insurance proceeds received by the mortgagees shall reduce the afore-mentioned sums payable to the Owners accordingly. Under no circumstances will the sum of the insurance proceeds or compensation received under this sub-clause (d)(i) and applied by the mortgagees as assignees toward payment of the indebtedness due to such mortgagees by the Owners pursuant to the Financial Instrument, exceed the aggregate sum payable to the Owners in accordance with this sub-clause (d)(i) above.

(ii) Any moneys in excess of the Minimum Insured Value payable under the insurances effected by the Charterers pursuant to Clauses 17 and 47, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Charterers.

(e)
In respect of partial losses, any payment by underwriters not exceeding USD 500,000 shall be paid directly to the Charterers who shall apply the same for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges in respect of which payment is made. Any moneys in excess of USD 500,000 payable under such insurance (other than in respect of a Total Loss) shall be paid to the Charterers subject to the prior written consent of the Owners or the Owners’ mortgagee but such consent shall not be unreasonably withheld or delayed. In the absence of such prior written consent the money shall be paid to the Owners or the Owners’ mortgagee.

(f)
The provisions of Clauses 17 and 47 hereof shall not apply in any way to the proceeds of any additional insurance cover effected by the Owners and / or the Charterers for their own account and benefit.

(g)	The Charterers shall promptly notify the Owners of:

(i)	any accident to the Vessel involving repairs the cost of which exceeds USD500,000 or the equivalent in any other currencies; or

(ii)	any occurrence in consequence whereof the Vessel has become a Total Loss or Compulsory Acquisition.

47.	Inconsistency

In case of any inconsistency between (i) the standard terms of this Charter Party and (ii) the amendments and Rider 39 to 54 (inclusive), the latter shall prevail.

48.	Charterers’ Down Payment

In consideration of achieving reduced monthly charter hire payments for the duration of the Charter Period (subject to the terms of this Charter Party), the Charterers shall, at the time of delivery of the Vessel, pay to the Owners as prepayment of hire the sum of USD16,300,000 (the "Charterers' Down Payment"). The Charterers' Down Payment is an advance payment and will be applied towards monthly charter hire payments. For the avoidance of doubt, the charter hire rate referred to in Box 17 is the net amount after the Charterers’ Down Payment is applied.

The Charterers, acting as Sellers under the MOA, hereby undertake to procure that they shall pay to the Owners the Charterers’ Down Payment at the time of delivery of the Vessel under the MOA. Accordingly, the Charterers’ Down Payment shall be set-off against the Purchase Price (defined in the MOA) under the MOA and shall be deemed as fully settled by the Charterers. The payment of the Charterers’ Down Payment is subject to the delivery of the Vessel to the Owners as “buyers” from the Sellers under the MOA and also delivery of the Vessel by the Owners to the Charterers under this Charter Party.

The Charterers' Down Payment shall be non-refundable except:

on the occurrence of a breach by the Owners leading to the Charterers being permanently deprived of the usage, possession or enjoyment of the Vessel (irrespective of whether this Charter Party is formally terminated or not);

in which case the Owners shall refund to the Charterers the amount of USD194,047.62 (84 months) per calendar month for each month, counting from the date of the Charterers being deprived of the Vessel’s use, possession or enjoyment up to what would have been, but for the deprivation, the end of the 7th year of this Charter Party. Such refund shall be without prejudice to any right or claim the Charterers may have against the Owners as a result of such deprivation of use, possession or enjoyment and/or default or termination.

49.	Loan Outstanding for Interest Portion

In the charter hire structure set out in Box 17, the Variable Hire shall be calculated as follows:

(X)  x  (Y)  x  (Z) ÷ (A)

Where:
X	=	Amount of the loan outstanding (as set out in the table below)
Y	=	(Margin) + (1-month CME TERM SOFR)
Z	=	Number of days during the hire period in question
A	=	360 days.

The 1-month CME TERM SOFR to be used is the one published by CME GROUP five (5) Banking Days prior to the hire payment due date. Should the 3-month CME TERM SOFR published by CME GROUP turn negative, then zero (0) to be applied in calculation of hire payment.

In case that CME TERM SOFR ceases to be available, the Owners shall reasonably designate the alternative interest rate after consultation with the Charterers but such rate shall not exceed the cost to the Mortgagee of funding the outstanding loan balance on the Vessel from any reasonable source and such rate so applied shall only apply for so long as CME TERM SOFR remains unavailable.

Loan Oustanding		(USD)			(USD)
1st Year	1st Month	37,800,000	2nd Year	13th Month	35,810,526
1st Year	2nd Month	37,634,211	2nd Year	14th Month	35,644,737
1st Year	3rd Month	37,468,421	2nd Year	15th Month	35,478,947
1st Year	4th Month	37,302,632	2nd Year	16th Month	35,313,158
1st Year	5th Month	37,136,842	2nd Year	17th Month	35,147,368
1st Year	6th Month	36,971,053	2nd Year	18th Month	34,981,579
1st Year	7th Month	36,805,263	2nd Year	19th Month	34,815,789
1st Year	8th Month	36,639,474	2nd Year	20th Month	34,650,000
1st Year	9th Month	36,473,684	2nd Year	21st Month	34,484,211
1st Year	10th Month	36,307,895	2nd Year	22nd Month	34,318,421
1st Year	11th Month	36,142,105	2nd Year	23rd Month	34,152,632
1st Year	12th Month	35,976,316	2nd Year	24th Month	33,986,842
3rd Year	25th Month	33,821,053	4th Year	37th Month	31,831,579
3rd Year	26th Month	33,655,263	4th Year	38th Month	31,665,789
3rd Year	27th Month	33,489,474	4th Year	39th Month	31,500,000
3rd Year	28th Month	33,323,684	4th Year	40th Month	31,334,211
3rd Year	29th Month	33,157,895	4th Year	41st Month	31,168,421
3rd Year	30th Month	32,992,105	4th Year	42nd Month	31,002,632
3rd Year	31st Month	32,826,316	4th Year	43rd Month	30,836,842
3rd Year	32nd Month	32,660,526	4th Year	44th Month	30,671,053
3rd Year	33rd Month	32,494,737	4th Year	45th Month	30,505,263
3rd Year	34th Month	32,328,947	4th Year	46th Month	30,339,474
3rd Year	35th Month	32,163,158	4th Year	47th Month	30,173,684
3rd Year	36th Month	31,997,368	4th Year	48th Month	30,007,895
5th Year	49th Month	29,842,105	6th Year	61st Month	27,852,632
5th Year	50th Month	29,676,316	6th Year	62nd Month	27,686,842

5th Year	51st Month	29,510,526	6th Year	63rd Month	27,521,053
5th Year	52nd Month	29,344,737	6th Year	64th Month	27,355,263
5th Year	53rd Month	29,178,947	6th Year	65th Month	27,189,474
5th Year	54th Month	29,013,158	6th Year	66th Month	27,023,684
5th Year	55th Month	28,847,368	6th Year	67th Month	26,857,895
5th Year	56th Month	28,681,579	6th Year	68th Month	26,692,105
5th Year	57th Month	28,515,789	6th Year	69th Month	26,526,316
5th Year	58th Month	28,350,000	6th Year	70th Month	26,360,526
5th Year	59th Month	28,184,211	6th Year	71st Month	26,194,737
5th Year	60th Month	28,018,421	6th Year	72nd Month	26,028,947
7th Year	73rd Month	25,863,158
7th Year	74th Month	25,697,368
7th Year	75th Month	25,531,579
7th Year	76th Month	25,365,789
7th Year	77th Month	25,200,000
7th Year	78th Month	25,034,211
7th Year	79th Month	24,868,421
7th Year	80th Month	24,702,632
7th Year	81st Month	24,536,842
7th Year	82nd Month	24,371,053
7th Year	83rd Month	24,205,263
7th Year	84th Month	24,039,474

50.	Disclosure

The Charterers shall supply the Owners as soon as reasonably practicable, but in any event i) within one hundred and eighty (180) days after the end of each of its financial years, the audited financial statements of Performance Shipping Inc. for that financial year.

51.	Money laundering, sanctions, anti-corruption:

Notwithstanding any other clause in this Charter, each Party warrants, represents and undertakes to the other Party on a continuing basis:

(Money laundering):

that it, and parties acting on its behalf in relation to this Charter, shall observe and abide with, including but not limited any law, official requirement or other regulatory measure or procedure implemented to combat money laundering as defined in any laws or regulations applicable to such Party, and

(Sanctions):

that it, nor any of their directors and, executive managers and ultimate owners, are or will become sanctioned by USA, the UK, Japan, the European union or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter to the extent that non-compliance by it would result in an actual breach of any applicable sanctions, and that it, its directors and executive managers, has not been a party, directly, to any contract or conduct in contravention of any applicable sanctions legislation or directives of either the USA, the UK, Japan, the European union or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter to the extent that non-compliance by it would result in an actual breach of any applicable sanctions. Moreover, the Party is acting for itself only and is not acting on behalf of any other individual or corporation, and

(Anti-corruption):

that it, its directors, performance guarantors, executive managers and ultimate owners of the Charterers; shall comply with all applicable anti-corruption laws, regulations and contractual provisions, including without limitation the US Foreign Corrupt Practices Act and the UK Bribery Act, and

that it, its directors, performance guarantors, executive managers and ultimate owners of the Charterers; shall not, directly or through third parties, in relation to the Charter, give, promise or attempt to give, or approve or authorize the giving of, anything of value to any person, any public official or any entity for the purpose of:

-	securing any improper advantage for either Party;
-	inducing or influencing anyone improperly to take action or refrain from taking action in order for either Party to obtain or retain business, or to secure the direction of business to either Party;
-	inducing or influencing anyone to use his/her influence with any Government or public international organization for such purpose; and

that:
-
to the best of its knowledge, none of its directors, executive managers or owners nor the directors, executive managers and owners of affiliated companies; have carried out any of the actions described above;

-
all remuneration received under this Charter is solely intended as compensation for the services expressly provided under this Charter, including the Parties’ related documented costs and expenses, and that it is not receiving remuneration for any other purpose; and,

-	neither the Party, nor any of its affiliated companies, directors, executive managers or owners shall use any part of said remuneration for any purpose prohibited under this Clause 51.

(Indemnification):
if such calling constitute a breach of sanctions, then Charterers to undertake to indemnify Owners against all direct and proven loss and costs sustained as a result of such violation. Charterers shall indemnify the Owners and hold the Owners harmless in respect of any direct and proven liability, loss, damage or expenses of whatsoever nature which the Owners may sustain resulting from the operation of the Vessel (including but not limited to hereunder those arising from Vessel entering/operating in war area or warlike area).

(Others):
that neither it, its directors, executive managers and owners, nor the directors, executive managers and owners of affiliated companies; have been suspended from doing business in any form subject to investigation or charged with or sentenced for relevant criminal behaviour, fraud, false statements, corruption or other related activities;

52.	Confidentiality

The discussions between the Parties shall be kept strictly confidential by both Parties and may only be disclosed to each Party's advisors and financiers on a need to know basis, and as may be required to be disclosed under applicable law, regulatory rules and regulations, government authorities or relevant stock exchange rules.

53.	Counterparts

This Charter Party may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

54.	EU ETS

"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognized by the Emission Scheme, or generally in connection with emissions, carbon reduction or other environmental or sustainability measures relating to the operation of the Vessel.

"Emission Scheme" means a greenhouse gas emissions trading scheme and any emissions, carbon reduction or other environmental or sustainability measures relating to the Vessel, which for the purposes of this Clause shall include (without limitation) the European Union Emissions Trading System and any other similar systems imposed by any similar or equivalent international, regional, national or local scheme implemented by the IMO or any other authority that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

(i)
The Charterer shall be the sole responsible party for compliance of all Emission Scheme obligations in relation to the Vessel, and whether or not such obligations are, pursuant to any domestic or international law or regulation, directed to the Owner as registered or beneficial owner of the Vessel.

(ii)
Notwithstanding sub-paragraph (i) above, the Charterer shall be permitted to sub-delegate such Emission Scheme responsibility on to any entity, including without limitation to the relevant holder of Document of Compliance under the ISM Code in respect of the Vessel. Such sub-delegation shall be documented and copy of such documentation shall be made available to the Owner.

(iii)
The Charterers shall co-operate with the Owner and assist the Owner to deliver all such forms as are required to be filed to any relevant authorities in relation to the delegation and assumption of any Emission Scheme responsibilities.

(iv)
Without limiting the foregoing, throughout the Charter Period the Charterer, or any mandated by the Charterer entity, shall provide and pay for the Emission Allowances corresponding to the Vessel’s emissions under the scope of the applicable Emission Scheme without any delay whatsoever.

(v)
Emission Allowances, taxes, charges, levies, fees, fines, costs or expenses incurred or imposed in connection with any Emissions Scheme, shall be for the Charterers' account and are to be settled directly by them or their mandated entity.

(vi)
The Charterer shall ensure that the Charterer, or any mandated by the Charterer entity, shall comply, acknowledge in writing in any form that may be reasonably required, and provide all such information and documents to the Owner as necessary to enable the Owners and any Emission Scheme obligor to document and evidence to any authority their delegation/mandating of all Emission Scheme obligations in relation to the Vessel (and the assumption of same by the relevant mandated entity), as may be required from time to time during the Charter Period by the Owner, any manager or other mandated entity, and any relevant Emission Scheme authority, in conformity with the provisions of this Clause. In relation to the Emission Scheme being the European Union Emissions Trading System, the Owner and the Charterer, or any mandated by the Charterer entity, shall complete and sign a mandate form in form and substance as required (from time to time) by the EU Commission Implementing Regulation (EU) 2023/2599, the Directive 2003/87/EC, currently and indicatively in form as appended hereto (Appendix B) (the "Mandate Form").

(vii)
The Owner undertake to relay to the Charterer, without delay, any information that might be received by the Owner for any reason whatsoever, including by error of any authority, and which might relate to compliance with any Emission Scheme.

IN WITNESS HEREOF the Owners and the Charterers have signed and executed TWO COPIES of this Agreement the day and year first written.

SALTER SHIPPING, S.A. Signature (Owners) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Director / President	SAINT BARTH SHIPPING COMPANY INC. Signature (Charterers) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director / Attorney-in-fact

Yawatahama Kisen Co., Ltd. Signature (Guarantor) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Representative Director	Performance Shipping Inc. Signature (Guarantor) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director / Chief Executive Officer

List of Appendices:
Appendix A:	Form of performance guarantees
Appendix B:	Mandate Form of EU-ETS Obligation
Appendix C:	Form of Quiet Enjoyment Letter

Addendum No. 1
to the
Bareboat Charter Party
Dated 16 March 2026
(the "Charter")
Between

SAINT BARTH SHIPPING COMPANY INC. of the Republic of the Marshall Islands as Charterers, and
SALTER SHIPPING, S.A. of the Republic of Panama as Owners
in respect of the vessel

MT “HULL YZJ2024-1624” tbn “P. SAN FRANCISCO”

Pursuant to a Bareboat Charter Party (on BIMCO BARECON 2017 terms as amended) dated ___ March  2026 made between the Owners and the Charterers (as amended or supplemented from time to time, the “BBCP”), the Parties hereby agree that the BBCP shall be amended as set out in this Addendum, including an extension of the bareboat charter period by an additional three (3) years (the “Extended Charter Period”), upon and subject to the terms and conditions set out herein.

Bareboat Hire:

During the Extended Charter Period, the hire shall remain unchanged and the Charterers shall pay hire at the rate specified in Box 17.

Charter Period (Clause 2)

The following wording shall be added at the end of clause 2 of the Charter:

“The Charter Period shall be extended by an additional three (3) years and shall end on the date falling ten (10) years from the Delivery Date or (if earlier) the date on which the Charterers or their nominee purchase the Vessel from the Owners.”

Redelivery (Clause 10)

The following wording shall be added at the end of clause 10 of the Charter:

This clause shall not apply if the Owners exercise their Put Option, in which event a Protocol of Delivery and Acceptance will be signed.

Flag and Name of Vessel (Subclause 13 (f))

The following wording shall be added at the end of clause 13(f) of the Charter:

In case the Owners do not exercise their Put Option, painting and re-painting, instalment and re-instalment, registration and re-registration at re-delivery, if required by the Owners, shall be at the Charters’ expense and time.

Hire (Clause 15)

The following wording shall be added at the end of clause 15 of the Charter:

(k)
The Charterer may prepay the BBC Hire at any time but maximum once per annum from the Purchase Option Commencement Date with at least 60 days’ prior written notice to the Owners, provided, however that the date of such prepayment shall be subject to mutual agreement between the Charterers and the Owners. Such prepayment (the “Prepayment Amount”) shall be in multiples of USD1,000,000 (United States Dollars one million). The prepayment fee applicable to such prepayment shall be calculated as set out below and paid together with the Prepayment Amount.

(i)	at a price of the Prepayment Amount x 102.00% during the year 3 of the Charter Period;
(ii)	at a price of the Prepayment Amount x 101.65% during the year 4 of the Charter Period;
(iii)	at a price of the Prepayment Amount x 101.20% during the year 5 of the Charter Period;
(iv)	at a price of the Prepayment Amount x 100.80% during the year 6 of the Charter Period;
(v)	at a price of the Prepayment Amount x 100.40% during the year 7 of the Charter Period;
(vi)
at a price of the Prepayment Amount plus [USD40,000 x (the Prepayment Amount / the Outstanding Principal for the month of the Charter Period (85th to 96th) in which such prepayment is exercised)] during the year 8 of the Charter Period;

(vii)
at a price of the Prepayment Amount plus [USD40,000 x (the Prepayment Amount / the Outstanding Principal for the month of the Charter Period (97th to 108th) in which such prepayment is exercised)] during the year 9 of the Charter Period; and

(viii)
at a price of the Prepayment Amount plus [USD40,000 x (the Prepayment Amount / the Outstanding Principal for the month of the Charter Period (109th to 120th) in which such prepayment is exercised)] during the year 10 of the Charter Period.

Any legal fees and bank related costs including lifting charge and escrow agent fees, if any, shall be for the Charterer’s account.

Any such prepayments shall be applied against the Outstanding Charter Hire Principal under this Charter Party and fixed portion of BBC Hire (as referred as “Fixed Rate” in Box 17 of Part I hereof) shall be recalculated (and reduced pro rate over the remaining BBC Period) with effect from the next month. The amounts of the Purchase Option Prices, Owners Put Option prices and Minimum Insured Value shall be correspondingly recalculated (and reduced) according to the Outstanding Charter Hire Principal after application of such Prepayment Amount. Each such prepayment of the Charter Hire shall be permitted only if the Owner/Mortgagee and the Charterer shall mutually agree to the amount of the remaining Charter Hire, Purchase Option Price, Owners Put Option Price and Minimum Insured Value so recalculated.

Survey (Subclause 42 (b))

This clause shall not extend the Charter Period, and shall not apply if Owners exercise their Put Option as set out in this Addendum No. 1.

Underwater Inspection (Subclause 42 (c))

The following wording shall be added at the end of clause 42(b) of the Charter:

This Clause 42 shall not apply if the Owners exercise their Put Option.

Charterers’ Purchase Option (Clause 45)

The following paragraphs shall be added at the end of clause 45 of the Charter:

Charterers’ option to purchase the Vessel at any time during the Extended Charter Period at following prices or pro rata of the current year or earlier if an event of default occurs:

(i)	at a price of the Outstanding Principal plus USD40,000 at the end of year 8 of the Charter Period;
(ii)	at a price of the Outstanding Principal plus USD40,000 at the end of year 9 of the Charter Period; and
(iii)	at a price of the Outstanding Principal plus USD40,000 at the end of year 10 of the Charter Period.

Charterers' Down Payment （Clause 48）

the Parties hereby agree that:

(a)	the reference to “USD 194,047.62 (84months) per calendar month” in the Charter shall be deleted and replaced with USD 135,833.33 (120months) per calendar month; and

(b)
the reference to “up to what would have been, but for the deprivation, the end of the 7th year of this Charter” shall be deleted and replaced with “up to what would have been, but for the deprivation, the end of the 10th year of this Charter”.

Owners’ Put Option  (Clause 55)

The following clause 55 shall be added to the Charter:

The Owners have the option to sell the Vessel back to the Charterers or its nominee at the end of the tenth (10th) year of this Charter. In case Charterers have not exercised their Purchase Option 75 (seventy-five) calendar days before the end of the Charter Period at the latest, the Owners may exercise their Put Option, in which case the Charterer shall purchase the Vessel for the Outstanding Principal plus USD 40,000 (“Put Option Price”). The Owners must give a minimum of 60 (sixty) days’ notice of their intention to sell the Vessel. The Put Option Price shall be paid to the Owners upon delivery of the Vessel, which shall take place on the last day of the Charter Period.

The Charterers or its nominee shall accept the Vessel on an "AS IS, WHERE IS" basis and the Owners shall, take such steps to obtain and furnish such documents as may reasonably be required by the Charterers (or their nominee) in order to transfer the legal and beneficial title and interest in the Vessel to the Charterers (or their nominee) (including without limitation a bill of sale in respect of the Vessel executed and (if required) notarized) and take such other actions as the Charterers may reasonably request in order to facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, mortgages, charters, maritime liens and any other debts whatsoever (in each case, created by the Owners) created or incurred by the Owners and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

Registration cost, and bank related costs including lifting charge and escrow agent fees, if any, shall be for the Charterer’s account; however such cost not to exceed USD 10,000.

Insurance (Clause 46)

The following paragraphs shall be added at the end of clause 46(b) of the Charter Party:

The Charterers undertake with the Owners  to keep the Vessel insured throughout the Extended Charter Period as follows:

(a)	(b)
Year	Minimum Insured Value
8	USD 26,261,053
9	USD 24,072,632
10	USD 21,884,211

Loan Outstanding Table (Clause 49)

The following shall be added at the end of the existing table included in clause 49 of the Charter Party:

Year	Month	USD	Year	Month	USD
8th Year	85th Month	23,873,684	9th Year	97th Month	21,884,211
8th Year	86th Month	23,707,895	9th Year	98th Month	21,718,421
8th Year	87th Month	23,542,105	9th Year	99th Month	21,552,632
8th Year	88th Month	23,376,316	9th Year	100th Month	21,386,842
8th Year	89th Month	23,210,526	9th Year	101st Month	21,221,053
8th Year	90th Month	23,044,737	9th Year	102nd Month	21,055,263
8th Year	91st Month	22,878,947	9th Year	103rd Month	20,889,474
8th Year	92nd Month	22,713,158	9th Year	104th Month	20,723,684
8th Year	93rd Month	22,547,368	9th Year	105th Month	20,557,895
8th Year	94th Month	22,381,579	9th Year	106th Month	20,392,105
8th Year	95th Month	22,215,789	9th Year	107th Month	20,226,316
8th Year	96th Month	22,050,000	9th Year	108th Month	20,060,526
10th Year	109th Month	19,894,737
10th Year	110th Month	19,728,947
10th Year	111th Month	19,563,158
10th Year	112th Month	19,397,368
10th Year	113th Month	19,231,579
10th Year	114th Month	19,065,789
10th Year	115th Month	18,900,000
10th Year	116th Month	18,734,211
10th Year	117th Month	18,568,421
10th Year	118th Month	18,402,632
10th Year	119th Month	18,236,842
10th Year	120th Month	18,071,053

Agreement the day and year first written.

Otherwise all other terms and conditions of the BBCP shall remain unaltered and in full force and effect.

SALTER SHIPPING, S.A.	SAINT BARTH SHIPPING COMPANY INC.
Signature (Owners)	Signature (Charterers)
/s/ Yoshihide Yamamoto	/s/ Andreas Nikolaos Michalopoulos
Name: Yoshihide Yamamoto	Name: Andreas Nikolaos Michalopoulos
Title: Director / President	Title: Director / Attorney-in-fact
Yawatahama Kisen Co., Ltd.	PERFORMANCE SHIPPING INC.
Signature (Guarantor)	Signature (Guarantor)
/s/ Yoshihide Yamamoto	/s/ Andreas Nikolaos Michalopoulos
Name: Yoshihide Yamamoto	Name: Andreas Nikolaos Michalopoulos
Title: Representative Director	Title: Director / Chief Executive Officer